UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 SCHEDULE 14A Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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FS BANCORP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 6, 2026

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of FS Bancorp, Inc. to be held at the 1st Security Bank Administrative Office, located at 6920 220th Street SW, Mountlake Terrace, Washington, on Thursday, May 21, 2026 at 2:00 p.m., Pacific Daylight Time.

The notice of annual meeting of shareholders and proxy statement appearing on the following pages describe the formal business to be transacted at the meeting. During the meeting, we will also report on our operations. Directors and officers of FS Bancorp, Inc., as well as a representative of Baker Tilly US, LLP, our independent registered public accounting firm, will be present to respond to appropriate questions of shareholders.

It is important that your shares are represented at the meeting, whether or not you attend in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to vote via the Internet or by telephone, or by requesting, completing and mailing a proxy card. If you attend the meeting, you may vote in person even if you have previously voted.

We look forward to seeing you at the meeting.

Sincerely,

/s/ Joseph C. Adams

Joseph C. Adams
Chief Executive Officer

FS BANCORP, INC.

6920 220TH STREET SW

MOUNTLAKE TERRACE, WASHINGTON 98043

(425) 771‑5299

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 21, 2026

Notice is hereby given that the annual meeting of shareholders of FS Bancorp, Inc. will be held at the 1st Security Bank Administrative Office, located at 6920 220th Street SW, Mountlake Terrace, Washington, on Thursday, May 21, 2026, at 2:00 p.m., Pacific Daylight Time, for the following purposes:

Proposal 1.     Election of two directors to each serve for a three-year term.

Proposal 2.     Advisory (non-binding) approval of the compensation of our named executive officers as disclosed in this proxy statement.

Proposal 3.     Adoption of the FS Bancorp, Inc. 2026 Equity Incentive Plan.

Proposal 4.     Ratification of the Audit Committee’s appointment of Baker Tilly US, LLP as our independent registered public accounting firm for 2026.

We will also consider and act upon such other business as may properly come before the meeting, or any adjournment or postponement thereof. As of the date of this notice, we are not aware of any other business to come before the annual meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on May 21, 2026. Our proxy statement and 2025 Annual Report to Shareholders are available at http://investorrelations.fsbwa.com/CorporateProfile. Directions to attend the annual meeting, where you may vote in person, can be found at http://investorrelations.fsbwa.com/sec-filings/annual-reports. Please also refer to the instructions on the Important Notice Regarding the Availability of Proxy Materials you received in the mail if you would like to receive a paper or emailed copy of the proxy materials.

The Board of Directors has fixed the close of business on March 20, 2026 as the record date for the annual meeting. This means that shareholders of record at the close of business on that date are entitled to receive notice of and to vote at the meeting and any adjournment thereof. To ensure that your shares are represented at the meeting, please take the time to vote your proxy, which is solicited by the Board of Directors. You may vote via the Internet or by telephone, or by requesting, signing, dating and mailing a proxy card. The proxy will not be used if you attend and vote at the annual meeting in person. Regardless of the number of shares you own, your vote is very important. Please act today.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Matthew D. Mullet

MATTHEW D. MULLET
SECRETARY

Mountlake Terrace, Washington
April 6, 2026

IMPORTANT: The prompt return of proxies will save us the expense of further requests for proxies to ensure a quorum. You may vote via the Internet or by telephone. Alternatively, if you request a paper copy of the proxy materials, a pre-addressed envelope will be provided for your convenience. No postage is necessary if mailed in the United States.

PROXY STATEMENT

OF

FS BANCORP, INC.

6920 220TH STREET SW

MOUNTLAKE TERRACE, WASHINGTON 98043

(425) 771‑5299

ANNUAL MEETING OF SHAREHOLDERS

MAY 21, 2026

The Board of Directors of FS Bancorp, Inc. is using this proxy statement to solicit proxies from our shareholders for use at our annual meeting of shareholders. We first provided access to this proxy statement and the form of proxy to our shareholders on or about April 6, 2026.

The information provided in this proxy statement relates to FS Bancorp, Inc. and its wholly-owned subsidiary, 1st Security Bank of Washington. FS Bancorp, Inc. may also be referred to as “FS Bancorp” and 1st Security Bank of Washington may also be referred to as “1st Security Bank” or the “Bank.” References to “we,” “us” and “our” refer to FS Bancorp and, as the context requires, 1st Security Bank.

INFORMATION ABOUT THE ANNUAL MEETING

Time and Place of the Annual Meeting

Our annual meeting will be held as follows:

Date:	Thursday, May 21, 2026
Time:	2:00 p.m., Pacific Daylight Time
Place:	1st Security Bank Administrative Office

6920 220th Street SW, Mountlake Terrace, Washington 98043

Matters to Be Considered at the Annual Meeting

At the meeting, you will be asked to consider and vote upon the following proposals:

Proposal 1.	Election of two directors to each serve for a three-year term.

Proposal 2.	Advisory (non-binding) approval of the compensation of our named executive officers as disclosed in this proxy statement.

Proposal 3.	Adoption of the FS Bancorp, Inc. 2026 Equity Incentive Plan.

Proposal 4.	Ratification of the Audit Committee’s appointment of Baker Tilly US, LLP as our independent registered public accounting firm for 2026.

We also will transact any other business that may properly come before the annual meeting. As of the date of this proxy statement, we are not aware of any other business to be presented for consideration at the annual meeting other than the matters described in this proxy statement.

Important Notice Regarding the Availability of Proxy Materials

We provided access to our proxy materials beginning on April 6, 2026. On that day, we mailed the Important Notice Regarding the Availability of Proxy Materials to our shareholders. The Securities and Exchange Commission

(“SEC”) allows us to deliver proxy materials to shareholders over the Internet. We believe that this offers a convenient way for shareholders to review our information. It also reduces printing expenses and lessens the environmental impact of mailing paper copies of the annual meeting materials. If you would like a paper copy of the proxy materials, please follow the instructions in the Important Notice Regarding the Availability of Proxy Materials.

Who is Entitled to Vote?

We have fixed the close of business on March 20, 2026 as the record date for shareholders entitled to notice of and to vote at our annual meeting. Only holders of record of FS Bancorp’s common stock on that date are entitled to notice of and to vote at the annual meeting. You are entitled to one vote for each share of FS Bancorp common stock you own, unless you own more than 10% of FS Bancorp’s outstanding shares. As provided in our Articles of Incorporation, record holders of common stock who beneficially own in excess of 10% of FS Bancorp’s outstanding shares are not entitled to any vote in respect of the shares held in excess of the 10% limit unless our Board of Directors has granted permission in advance. On March 20, 2026, there were 7,501,542 shares of FS Bancorp common stock outstanding and entitled to vote at the annual meeting.

How Do I Vote at the Annual Meeting?

Proxies are solicited to provide all shareholders on the voting record date an opportunity to vote on matters scheduled for the annual meeting and described in these materials. This question provides voting instructions for shareholders of record. You are a shareholder of record if your shares of FS Bancorp common stock are held in your name. If you are a beneficial owner of FS Bancorp common stock held by a broker, bank or other nominee (i.e., in “street name”), please see the instructions below under “What if My Shares Are Held in Street Name?”

Shares of FS Bancorp common stock can only be voted if the shareholder is present in person or by proxy at the annual meeting. To ensure your representation at the annual meeting, we recommend you vote by proxy even if you plan to attend the annual meeting. You can always change your vote at the meeting if you are a shareholder of record.

Voting instructions are included on the Important Notice Regarding the Availability of Proxy Materials and the proxy card. Shares of FS Bancorp common stock represented by properly executed proxies will be voted by the individuals named on the form of proxy in accordance with the shareholder’s instructions. Where properly executed proxies are returned to us with no specific instruction as how to vote at the annual meeting, the persons named in the proxy will vote the shares FOR the election of each of our director nominees, FOR advisory approval of the compensation of our named executive officers as disclosed in this proxy statement, FOR adoption of the 2026 Equity Incentive Plan, and FOR ratification of the appointment of Baker Tilly US, LLP as our independent registered public accounting firm. If any other matters are properly presented at the annual meeting for action, the persons named in the proxy and acting thereunder will have the discretion to vote on these matters in accordance with their best judgment. We do not currently expect that any other matters will be properly presented for action at the annual meeting.

You may receive more than one proxy depending on how your shares are held. For example, you may hold some of your shares individually, some jointly with your spouse and some in trust for your children. In this case, you will receive three separate proxies to vote.

What if My Shares Are Held in Street Name?

If you are the beneficial owner of shares held in “street name” by a broker, bank or other nominee (“nominee”), the nominee, as the record holder of the shares, is required to vote the shares in accordance with your instructions. If your common stock is held in street name, you will receive instructions from the nominee that you must follow in order to have your shares voted. The nominee may allow you to deliver your voting instructions via telephone or the Internet. Please see the instruction form that accompanies this proxy statement. If you do not give instructions to the nominee, the nominee may nevertheless vote the shares with respect to discretionary items, but will not be permitted to vote your shares with respect to non-discretionary items, pursuant to current industry practice. In the case of non-discretionary items, shares not voted will be treated as “broker non-votes.” The proposals to elect directors and adopt the 2026 Equity

Incentive Plan and the advisory vote to approve executive compensation are considered non-discretionary items; therefore, you must provide instructions to the nominee in order to have your shares voted with respect to these proposals.

If your shares are held in street name, you will need proof of ownership to be admitted to the annual meeting. A recent brokerage statement or letter from the record holder of your shares are examples of proof of ownership. If you want to vote your shares of common stock held in street name in person at the annual meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

How Will My Shares of Common Stock Held in Employee Plans Plan Be Voted?

We maintain the FS Bancorp, Inc. Nonqualified 2022 Stock Purchase Plan (“ESPP”) and the 1st Security Bank of Washington 401(k) Plan (“401(k) Plan”). Employees of FS Bancorp and 1st Security Bank participate in these plans. Participants may instruct the plan administrator for the ESPP and the trustee of the 401(k) Plan, as applicable, how to vote the shares of FS Bancorp common stock held in the participant’s account by completing the vote authorization form. If the participant properly executes a vote authorization form, the plan administrator or trustee will vote the participant’s shares in accordance with the participant’s instructions. If an ESPP participant returns the vote authorization form without voting, the participant’s shares will not be voted. If a 401(k) Plan participant returns the vote authorization form without voting, the participant’s shares will be voted by the trustee in the same proportion as shares for which the trustee has received voting instructions. In order to give the plan administrator or trustee sufficient time to vote, all vote authorization must be received by the transfer agent on or before May 18, 2026.

How Many Shares Must Be Present to Hold the Meeting?

A quorum must be present at the meeting for any business to be conducted. The presence at the meeting, in person or by proxy, of at least a majority of the shares of FS Bancorp common stock entitled to vote at the annual meeting as of the record date will constitute a quorum. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

What if a Quorum Is Not Present at the Meeting?

If a quorum is not present at the scheduled time of the meeting, a majority of the shareholders present or represented by proxy may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given unless the adjourned meeting is set to be held 120 days or more after the original meeting. An adjournment will have no effect on the business that may be conducted at the meeting.

Vote Required to Approve Proposal 1: Election of Directors

Directors are elected by a plurality of the votes cast, in person or by proxy, at the annual meeting by holders of FS Bancorp common stock. Accordingly, the two nominees for election as directors who receive the highest number of votes actually cast will be elected. Pursuant to our Articles of Incorporation, shareholders are not permitted to cumulate their votes for the election of directors. Votes may be cast for or withheld from each nominee. Votes that are withheld will have no effect on the outcome of the election because the nominees receiving the greatest number of votes will be elected. Our Board of Directors unanimously recommends that you vote FOR the election of each of its director nominees.

Vote Required to Approve Proposal 2: Advisory Approval of Executive Compensation

Advisory (non-binding) approval of the compensation of our named executive officers, as disclosed in this proxy statement, requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the annual meeting. Abstentions and broker non-votes will have no effect on the outcome of the proposal. Our Board of Directors unanimously recommends that you vote FOR approval of the compensation of our named executive officers.

Vote Required to Approve Proposal 3: Adoption of the 2026 Equity Incentive Plan

Adoption of the FS Bancorp, Inc. 2026 Equity Incentive Plan requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the annual meeting. Any shareholder represented in person or by proxy at the meeting and entitled to vote on the subject matter may elect to abstain from voting on this proposal. If so, the abstention will not be counted as a vote cast on the proposal and, therefore, will have no effect on the outcome of the vote on the proposal. Provided there is a quorum of shareholders present in person or by proxy, shareholders not attending the meeting, in person or by proxy, will also have no effect on the outcome of this proposal. Broker non-votes do not constitute votes cast and will have no effect on the outcome of the proposal. Our Board of Directors unanimously recommends that you vote FOR adoption of the 2026 Equity Incentive Plan.

Vote Required to Approve Proposal 4: Ratification of the Appointment of the Independent Registered Public Accounting Firm

Ratification of the appointment of Baker Tilly US, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026 requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the annual meeting. Abstentions will have no effect on the outcome of the proposal. Our Board of Directors unanimously recommends that you vote FOR the ratification of the appointment of the independent registered public accounting firm.

May I Revoke My Proxy?

You may revoke your proxy before it is voted by:

●	submitting a new proxy with a later date;

●	notifying the Secretary of FS Bancorp in writing before the annual meeting that you have revoked your proxy; or

●	voting in person at the annual meeting.

If you plan to attend the annual meeting and wish to vote in person, we will give you a ballot at the annual meeting. However, if your shares are held in street name, you must bring a validly executed proxy from the nominee indicating that you have the right to vote your shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth, as of March 20, 2026, the voting record date, information regarding share ownership of:

●

those persons or entities (or groups of affiliated person or entities) known by management to beneficially own more than five percent of FS Bancorp’s common stock other than directors and executive officers;

●	each director and director nominee of FS Bancorp;

●	each executive officer of FS Bancorp or any of its subsidiaries named in the Summary Compensation Table appearing under “Executive Compensation” below (known as “named executive officers”); and

●	all current directors and executive officers of FS Bancorp and its subsidiaries as a group.

As of the voting record date, there were 7,501,542 shares of FS Bancorp common stock outstanding.

Persons and groups who beneficially own in excess of five percent of FS Bancorp’s common stock are required to file with the SEC, and provide us a copy of, reports disclosing their ownership pursuant to the Securities Exchange Act of 1934, as amended (“Securities Exchange Act”). To our knowledge, no other person or entity, other than the ones set forth below, beneficially owned more than five percent of the outstanding shares of FS Bancorp’s common stock as of the close of business on the voting record date.

Beneficial Owners of More Than 5%	Number of shares beneficially owned		Percent of shares outstanding (%)
T. Rowe Price Investment Management, Inc.	1,021,796	(1)	13.6
BlackRock, Inc.	469,908	(2)	6.3
Dimensional Fund Advisors LP	402,018	(3)	5.4
The Vanguard Group	399,876	(4)	5.3
De Lisle Partners LLP	385,451	(5)	5.1

(1)

Based solely on a Schedule 13G/A dated November 14, 2024, regarding shares owned as of September 30, 2024. According to the filing, T. Rowe Price Investment Management, Inc. has sole voting and dispositive power over the shares reported. The address of T. Rowe Price Investment Management, Inc. is 100 East Pratt Street, Baltimore, Maryland 21202.

(2)

Based solely on a Schedule 13G dated January 29, 2024, regarding shares owned as of December 31, 2023. According to the filing, BlackRock, Inc. has sole voting power over 462,683 shares and sole dispositive power over 469,908 shares. The address of BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001.

(3)

Based on a Schedule 13G dated October 31, 2024, regarding shares owned as of September 30, 2024. According to the filing, Dimensional Fund Advisors LP has sole voting power over 392,970 shares and sole dispositive power over 402,018 shares. The address of Dimensional Fund Advisors LP is 6300 Bee Cave Road, Building One, Austin, Texas 78746.

(4)

Based on a Schedule 13G dated July 29, 2025, regarding shares owned as of June 30, 2025. According to the filing, The Vanguard Group has shared voting power over 2,770 shares, sole dispositive power over 394,190 shares and shared dispositive power over 5,686 shares. The address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania19355.

(5)

Based on a Schedule 13G dated February 11, 2026, regarding shares owned as of December 31, 2025. According to the filing, De Lisle Partners LLP has sole voting and dispositive power over the shares reported. The address of De Lisle Partners LLP is 3 Firs Lane, Poole, BH14 8JG, United Kingdom.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In accordance with Rule 13d‑3 of the Securities Exchange Act, a person is deemed to be the beneficial owner of any shares of common stock if he or she has voting and/or investment power with respect to those shares. Therefore, the table below includes shares owned by spouses, other immediate family members in trust, shares held in retirement accounts or funds for the benefit of the named individuals and other forms of ownership, over which shares the persons named in the table may possess voting and/or investment power. In addition, in computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to outstanding options that are currently exercisable or exercisable within 60 days after the voting record date are included in the number of shares beneficially owned by the person and are deemed outstanding for the purpose of calculating the person’s percentage ownership. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

Name	Shares (1)		Stock options (2)	Total number of shares beneficially owned	Percent of shares outstanding (%)
Directors
Joseph C. Adams*	117,592		49,060	166,652	2.2
Pamela M. Andrews	16,599		9,000	25,599	**
Marina Cofer-Wildsmith	6,433		6,000	12,433	**
Terri L. Degner	6,642		1,750	8,392	**
Michael J. Mansfield	88,902		8,720	97,622	1.3
Ted A. Leech	79,446	(3)	14,560	94,006	1.3
Joseph P. Zavaglia	16,737		14,560	31,297	**
Named Executive Officers
Matthew D. Mullet	146,321	(4)	26,899	173,220	2.3
Phillip D. Whittington	5,813		2,320	8,133	**
Donn C. Costa	90,238		61,610	151,848	2.0
Shana C. Allen	15,489		4,000	19,489	**
All Executive Officers and Directors as a Group (17 persons)	708,436		296,638	1,005,074	12.9

*	Mr. Adams is also a named executive officer of FS Bancorp.
**	Less than one percent of shares outstanding.
(1)	Includes shares of restricted stock, as to which holders have voting power but not investment power.
(2)	Consists of stock options exercisable within 60 days of the voting record date.
(3)	Includes 78,485 shares held jointly with his spouse.
(4)	Includes 22,124 shares held jointly with his spouse and 5,600 shares held solely by his spouse.

PROPOSAL 1 – ELECTION OF DIRECTORS

Our Board of Directors stays actively engaged with management and currently consists of seven members. For purposes of continuity, and given its efficient size and collaborative involvement with management, the Board is divided into three classes with staggered terms. Approximately one-third of the directors are elected annually to serve for a three-year period or until their respective successors are elected and qualified. The table below sets forth information regarding each director of FS Bancorp and each nominee for director. The Governance, Nominating and Culture Committee of the Board of Directors selects nominees for election as directors, subject to Board approval. Terri L. Degner and Michael J. Mansfield currently serve as FS Bancorp directors and have been nominated to each serve a three-year term.

Each nominee has consented to being named in this proxy statement and has agreed to serve if elected. If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority. At this time, we are not aware of any reason why a nominee might be unable to serve if elected.

The Board of Directors recommends a vote FOR the election of Terri L. Degner and Michael J. Mansfield.

Name	Age as of December 31, 2025	Year first elected or appointed director		Term to expire
Board Nominees
Terri L. Degner	63	2024		2029	(2)
Michael J. Mansfield	69	2008	(1)	2029	(2)
Directors Continuing in Office
Joseph C. Adams	66	2005	(1)	2027
Pamela M. Andrews	67	2021		2027
Joseph P. Zavaglia	77	2011	(1)	2027
Ted A. Leech	78	2005	(1)	2028
Marina Cofer-Wildsmith	58	2012	(1)	2028

(1) Includes prior service on the Board of Directors of 1st Security Bank.
(2) Assuming election or reelection.

Information Regarding Nominees for Election

Set forth below is the present principal occupation and other business experience during at least the last five years of each nominee for election, as well as a brief discussion of the particular experience, qualifications, attributes and skills that led the Board to conclude that the nominee should serve as a director of FS Bancorp.

Terri L. Degner has over 45 years of banking experience. She was the Executive Vice President, Chief Financial Officer and Treasurer of Anchor Bank from 2004 until its acquisition by 1st Security Bank in 2018. After the acquisition, she served as a consultant to 1st Security Bank from 2018 to 2023, assisting with post-acquisition transition matters. Ms. Degner graduated cum laude from St. Martins College in 1998 with her Bachelor of Arts degree in Accounting. In 2000, she graduated with honors from Pacific Coast Banking School at the University of Washington. Ms. Degner was appointed as a member of the Board of Trustees of St. Martins University in 2025. She served on the Board of Directors and as Treasurer of NeighborWorks of Grays Harbor, Washington from 2006 to 2025. She was a director at large for The Financial Managers Society, which provides education, networking and resources to finance professionals in the financial industry, from 2019 to 2025. Ms. Degner has been a member of the St. Martins University Accounting Advisory Board since 2025. Additionally, she was a member of the Executive Committee, Providence St. Peter Foundation Christmas Forest from 2011 to 2018. Ms. Degner adds important skills to the Board, including leadership, management and asset liability management, as well as financial expertise.

Michael J. Mansfield spent 16 years with Deloitte LLP before joining Moss Adams LLP in 1995, where he was a partner for more than 10 years. During his time with Moss Adams, Mr. Mansfield chaired the Business Owner Succession Services Practice in the Seattle office and he served as a member of the firm’s Tax Committee. He provided taxation, business, and financial accounting services to a variety of clients in the financial services, construction, manufacturing and distribution, and service industries. In January 2008, Mr. Mansfield left Moss Adams to start Family Fortunes, LLC, a consulting company aimed at assisting individuals and business owners develop and execute strategic plans, with the goals of enhancing value proposition and creating a legacy vision for families and business owners. Mr. Mansfield is also a minority owner/part-time Chief Financial Officer for two construction companies (Pacific Pile & Marine, L.P. and R Miller, Inc.) and a minority owner in seven other privately-owned businesses, in addition to serving on the advisory board of four other private companies. In 2023 Mr. Mansfield was recognized as a “Director of the Year” by the Puget Sound Business Journal for his contribution on multiple boards. Mr. Mansfield’s decades of experience as a public accountant, together with his experience of being part of the management/advisory team of several small- to medium-sized businesses, has provided him with strong leadership, financial and administrative insights that are valuable to FS Bancorp.

Information Regarding Incumbent Directors

Set forth below is the present principal occupation and other business experience during at least the last five years of each director continuing in office, as well as a brief discussion of the particular experience, qualifications, attributes and skills that led the Board to conclude that the director should serve on FS Bancorp’s Board of Directors.

Joseph C. Adams is a director and has been the Chief Executive Officer of FS Bancorp since its formation in September 2011. He served as President and Chief Executive Officer of 1st Security Bank of Washington from July 2004 through August 2025, having joined the Bank in April 2003 as its Chief Financial Officer. Mr. Adams served as Supervisory Committee Chairperson from 1993 to 1999 when the Bank was Washington’s Credit Union. Mr. Adams is a lawyer, previously having worked for Deloitte as a tax consultant, K&L Gates as a lawyer and then at Univar USA as a lawyer and Director of Regulatory Affairs. As the Director of Regulatory Affairs for Univar USA, the largest chemical distribution company in the United States, Mr. Adams used his environmental law expertise to ensure Univar stayed in compliance with all relevant local, state and federal environmental laws, rules and regulations. He is a member of the Washington State Bar Association and was a Board member of the Community Bankers of Washington. Mr. Adams graduated with Distinction from the University of Hawaii with a Bachelor of Business Administration in Finance. He also graduated cum laude with a Juris Doctor from the University of Puget Sound School of Law. In addition, Mr. Adams graduated with honors from the Pacific Coast Banking School in 2007, a master’s level program held at the University of Washington. Mr. Adams’s legal and accounting backgrounds, as well as his lengthy service as Chief Executive Officer of 1st Security Bank of Washington, bring a special knowledge of the financial, economic and regulatory challenges faced by the Bank, which makes him well-suited to educating the Board on these matters.

Pamela M. Andrews was an active trial attorney in Seattle for over 35 years, practicing in the areas of professional liability, medical malpractice, nursing home/assisted living, mental healthcare and complex civil litigation. She is a member of both the Washington and Wisconsin Bar Associations. She also served as the President of her law firm, Andrews Skinner, P.S., for the last 16 years of her practice. Ms. Andrews was selected as a Fellow of the International Society of Barristers; a Senior Fellow of Litigation Counsel of America; a founding and continuous member of the Bar Register of Preeminent Women Lawyers for the last ten years of her practice and enjoyed a Martindale Hubbell AV rating for 30 years. Ms. Andrews graduated summa cum laude from the University of Wisconsin-Oshkosh and received her Juris Doctor from the University of Wisconsin-Madison. She has been active in community animal welfare groups and associations in the Puget Sound and Pacific Northwest region. Ms. Andrews adds important skills to the Board, including legal, litigation, insurance, human resources, small business experience and operations management.

Joseph P. Zavaglia has been the owner and operator since February 2008 of Zavaglia Consulting, L.L.C., which provides retail banking and small business advisory services to community banks. He also runs From the

Heart of Italy, an Italian cooking school. Mr. Zavaglia started his career in 1975 and over a period of 50 years has worked in numerous areas of banking, including commercial lending, retail and small business banking, human resources, investments, incentive compensation and executive administration with both large national institutions and community banks. Upon retiring from his last executive banking position, he served as a board member for nine years and was an employee of Pacific Coast Banking School. Mr. Zavaglia then worked with the Washington Bankers Association in co-creating four developmental programs which are now being offered throughout the United States. Mr. Zavaglia received his undergraduate degree in Business Management from Seattle University, and his Masters Degree in Education from Western Washington University. He is also a graduate of Pacific Coast Banking School and formerly held Series 6, 63 and 26 securities licenses and his state insurance license for life and disability. Giving back to the communities he serves has been his passion. Mr. Zavaglia served as Chair of the Board of Regents at Seattle University for three years and as a board member for nine additional years, State Board Chair of the March of Dimes for 15 years, Chair of the Italian Studies Board at the University of Washington and Chair of the Dean’s Advisory Board for Woodring College of Education at Western Washington University for four years. In 2007, he was inducted into the Athletic Hall of Fame at Seattle University. In 2012, he received the Distinguished Alumnus award from the Woodring College of Education, and in 2015, was awarded the University Service Award from Seattle University. Mr. Zavaglia brings strong leadership, management, human resource, and interpersonal skills to our Board.

Ted A. Leech, Board Chair of FS Bancorp and 1st Security Bank, is retired from Univar Corporation. From January 2003 to February 2005, Mr. Leech was Vice President of Business Development where he conducted feasibility studies and investigated potential investments in China, Hong Kong, Singapore, Australia, Malaysia, Indonesia and Brazil. Prior to that, Mr. Leech was Senior Vice President of Administration for Univar USA where he was responsible for accounting, payables/receivables, information systems, treasury, legal, human resources and internal audit. he currently serves as treasurer and board member of a food distribution non-profit. Additionally, Mr. Leech served in the U.S. Marine Corps and is a Vietnam veteran. As a result of his professional experiences, Mr. Leech brings strong leadership, management, finance, accounting and human resource skills to our board. Mr. Leech’s expertise also qualifies him as a financial expert, which was the basis of his selection as Chairperson of the Audit Committee.

Marina Cofer-Wildsmith has spent 30 years working in nonprofit management and business development. Her background includes serving as Executive Director of Bainbridge Youth Services from 2012 to 2017, business consulting from 2009 to 2012, and Chief Executive Officer of the American Lung Association of Washington and the Northwest from 2003 to 2007. Other American Lung Association positions held from 1990 to 2003 included program development, marketing and communications. Her key career achievements include leading the Washington Smoke Free Restaurants and Bars Initiative, developing with the U.S. Environmental Protection Agency the air quality forecasting model and advocating for other essential air pollution reduction and public health legislation. Ms. Cofer-Wildsmith is very active in the community. Currently, she serves as an Assistant District Governor for Rotary International District 5020 and is a past President of the Rotary Club of Bainbridge Island. Other board service has included Public-at-Large Director for the Puget Sound Clean Air Agency from 2005 to 2013. She has her Bachelor of Science degree in Biology from the College of William and Mary, Williamsburg, Virginia and her Master’s degree in Educational Processes from Maryville University, St. Louis, Missouri. Leadership recognition includes awards from the Chamber of Commerce, Rotary, Environmental Protection Agency, Conservation Federation and Governor Gregoire. As a result of her professional experiences and active community involvement, Ms. Cofer-Wildsmith brings strong leadership, management, organization and interpersonal skills to our organization.

Director Qualifications and Experience

The following table identifies the experience, qualifications, attributes, and skills that the Governance, Nominating and Culture Committee considered in making its decision to nominate directors to our Board. The fact that a particular attribute was not considered does not mean that the director lacks such an attribute.

	Adams	Andrews	Cofer-Wildsmith	Degner	Leech	Mansfield	Zavaglia
Experience, Qualification, Skill or Attribute
Professional standing in chosen field	✓	✓	✓	✓	✓	✓	✓
Expertise in financial services or related industry	✓			✓		✓	✓
Certified public accountant or financial expert	✓			✓	✓	✓	✓
Attorney	✓	✓
Civic and community involvement	✓	✓	✓	✓	✓	✓	✓
Leadership and team building skills	✓	✓	✓	✓	✓	✓	✓
Diversity by race, ethnicity or gender	✓	✓	✓	✓	✓
Specific skills/knowledge:
Finance	✓		✓	✓	✓	✓	✓
Technology
Securities	✓			✓			✓
Marketing	✓		✓		✓		✓
Public affairs	✓		✓
Human resources	✓	✓	✓	✓	✓		✓
Environmental, social and governance	✓		✓				✓

Board Independence

Our common stock is listed on the Nasdaq Global Select Market. In accordance with Nasdaq requirements, at least a majority of our directors must be independent directors. The Board has determined that six of our seven directors (85.7%) are independent, as defined by Nasdaq. Directors Andrews, Cofer-Wildsmith, Degner, Leech, Mansfield and Zavaglia are all independent. Only Joseph C. Adams, who is our Chief Executive Officer, is not independent.

Diversity

As part of its director nominee evaluation process, the Board considers diverse viewpoints, backgrounds and experiences, as well as gender, age, race and ethnicity, in the selection of directors to enhance the Board’s diversity. All Board members must also fit the culture of FS Bancorp and 1st Security Bank, including living up to our Core Values and embodying our “Smart, Driven, Kind” commitment.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

AND CORPORATE GOVERNANCE MATTER

Board of Directors

The Boards of Directors of FS Bancorp and 1st Security Bank conduct their business through board and committee meetings. During the year ended December 31, 2025, the Boards of Directors of FS Bancorp and 1st Security Bank each held eight meetings. No director of FS Bancorp or the Bank attended fewer than 85% of the total meetings of the boards and committees on which that person served during this period.

Committees and Committee Charters

The Board of Directors of FS Bancorp has standing Audit, Compensation, and Governance, Nominating and Culture Committees. The Board has adopted written charters for each of these committees, copies of which are available on our website at www.FSBWA.com under “Investor Relations.” The directors’ current memberships on the committees are reflected below. Joseph C. Adams, our Chief Executive Officer, is not a member of any of these committees as they are comprised solely of independent directors.

	Audit Committee	Compensation Committee	Governance, Nominating and Culture Committee
Pamela M. Andrews	✓		Chair
Marina Cofer-Wildsmith	✓	✓	✓
Terri L. Degner	✓
Ted A. Leech	Chair	✓
Michael J. Mansfield	✓	Chair
Joseph P. Zavaglia		✓	✓

Audit Committee. The Audit Committee meets at least quarterly and its primary responsibilities are to (1) meet with both the internal and external auditors on behalf of the Board of Directors to review and discuss their findings, and to make recommendations to the Board regarding the selection of the external auditors and (2) work closely with our compliance officer to monitor compliance with all applicable laws and regulations. The Audit Committee met eight times during the year ended December 31, 2025. Please refer to the section entitled, “Audit Committee Matters” for additional information.

Each member of the Audit Committee is independent in accordance with the requirements for companies listed on The Nasdaq Stock Market LLC (“Nasdaq”). In addition, the Board of Directors has determined that Mr. Leech, Mr. Mansfield and Ms. Degner meet the definition of audit committee financial expert, as defined by the SEC.

Compensation Committee. The Compensation Committee is responsible for the recommendation to the Board of Directors of the Chief Executive Officer’s annual compensation package, as well as Board compensation, Chief Executive Officer evaluation, the review and approval of executive incentive packages and perquisite programs, and overseeing and administering our qualified, tax-exempt benefit plans. Each member of the Committee is independent, in accordance with the requirements for companies listed on Nasdaq. This Committee met 10 times during the year ended December 31, 2025.

Governance, Nominating and Culture Committee. The Governance, Nominating and Culture Committee is responsible for (1) reviewing issues and developments related to corporate governance issues, (2) identifying individuals qualified to serve as directors, consistent with Board-approved criteria, (3) recommending to the Board nominees for election or appointment to the Board of Directors and (4) overseeing core value and culture consistency activities and practices for FS Bancorp. The Committee oversees Board education, Board composition and constituent engagement. Each member of the Committee is “independent,” in accordance with the requirements for companies listed on Nasdaq. This Committee met seven times during the year ended December 31, 2025.

Only those nominations made by the Governance, Nominating and Culture Committee or properly presented by shareholders will be voted upon at the annual meeting. In its deliberations for selecting candidates for nomination as director, the Committee considers numerous criteria, including:

●	the candidate’s knowledge of the banking business, their involvement in community, business and civic affairs, and their commitment to the Bank’s core values and culture;
●	skill sets and varied perspectives that may not be represented in the existing Board;
●	diversity in background, heritage and business experience; and
●	whether the candidate would provide for adequate representation of 1st Security Bank’s market area.

Any nominee for director made by the Committee must be highly qualified regarding some or all these attributes.

In searching for qualified director candidates to fill vacancies on the Board, the Committee solicits its current Board of Directors for names of potentially qualified candidates. Additionally, the Committee may request that members of the Board of Directors pursue their own business contacts for the names of potentially qualified candidates. The Committee would then consider the potential pool of director candidates, select the candidate it believes best meets the then-current needs of the Board, and conduct a thorough investigation of the proposed candidate’s background to ensure there is no past history that would cause the candidate not to be qualified to serve as one of our directors. Although the Committee charter does not specifically provide for the consideration of shareholder nominees for directors, the Committee will consider director candidates recommended by a shareholder that are submitted in accordance with our Articles of Incorporation. Because our Articles of Incorporation provide a process for shareholder nominations, the Committee did not believe it was necessary to provide for shareholder nominations of directors in its charter. If a shareholder submits a proposed nominee, the Committee would consider the proposed nominee, along with any other proposed nominees recommended by members of our Board of Directors, in the same manner in which the Committee would evaluate its nominees for director. For a description of the proper procedure for shareholder nominations, see “Shareholder Proposals” in this proxy statement.

Corporate Governance

Governance Highlights. The Governance, Nominating and Culture Committee continually seeks to enhance its commitment to strong corporate governance. Its goal is to help ensure the right people, right culture, right issues, right informational process and the right follow through. Highlights of FS Bancorp’s corporate governance include the following:

●	independent Board Chair;
●	six of seven directors are independent;
●	Board committees are comprised entirely of independent directors;
●	independent directors meet in regular executive sessions throughout the year;
●	regular Board and committee self-evaluations;
●	policies restricting pledging and hedging;
●	annual training on ethics, Board responsibilities and emerging issues;
●	director and executive officer stock ownership policy;
●	alignment of director and shareholder interests;
●	use of clawback provisions in executive pay;
●	necessary skills to oversee risks and opportunities;
●	staggered terms to assure stability and provide board refresh when needed; and
●	business ethics.

Our corporate governance policy addresses the duties and responsibilities of all directors, as well as the composition, responsibilities and operation of the Board and its committees. The policy also addresses succession planning, executive Board sessions, the Board’s interaction with management and third parties, and regular Board performance evaluations. These initiatives are intended to comply with the provisions contained in the Sarbanes-Oxley Act of 2002, the rules and regulations of the SEC adopted thereunder, and Nasdaq rules. We continually evaluate our corporate governance principles and at a minimum, annually review our policies to stay current with regulatory changes, community issues and cultural developments with the overall goal of improving both FS Bancorp’s and the Board’s overall performance.

Leadership Structure. FS Bancorp has separated the roles of Board Chair and Chief Executive Officer. The Board Chair, who is an independent director, leads the Board and presides at all Board meetings. The Board believes it is important to have an independent director in a Board leadership position and has had an independent Board Chair since FS Bancorp’s incorporation in 2011. Having an independent Board Chair enables non-management directors to raise issues and concerns for Board consideration without immediately involving management. The Board Chair also serves as a liaison between the Board and senior management.

Executive Sessions. Board meetings are held regularly throughout the year. At the conclusion of Audit Committee meetings and Board meetings, the independent directors hold executive sessions.

Shareholder Communication. We are committed to open and ongoing dialog with our shareholders and we regularly seek feedback on a variety of issues, including business strategy, governance, executive compensation and any other topics shareholders wish to discuss. To this end, each year we engage with our shareholders in a variety of ways to obtain their feedback. In 2025, this engagement process included five in-person investor conferences, quarterly earnings calls and communication between our investor relations team and members of our senior management team and shareholders, as well as additional detail in our proxy to provide more insight for shareholders. At the investor conferences, senior management had one-on-one meetings with investors and asked questions similar to the following:

●	Do you have anything specific you want me to share with our Board of Directors?
●	Do you have any preferences related to capital distributions?
●	Do you have any additional information requests that you would like to see in our quarterly press releases?

The feedback remained consistent with prior years, with shareholders most commonly recommending stock repurchases and increasing the cash dividend and discussions on growth opportunities/acquisitions. Shareholders also asked questions related to credit quality metrics and trends in the banking industry. FS Bancorp’s financial performance has supported ongoing share repurchases and dividends paid to shareholders. Subject to market and financial conditions, our preference is to first manage capital to support organic and growth through acquisitions; however, in periods where our stock price is lower and excess capital allocated, share repurchases reflect a positive return to shareholders.

The Board of Directors welcomes communication from our shareholders. Shareholders may mail communications to the Board of Directors, FS Bancorp, Inc., 6920 220th Street SW, Mountlake Terrace, Washington 98043 or may email Matthew Mullet, President and Chief Executive Officer of 1st Security Bank, at mattm@fsbwa.com. Shareholders should indicate clearly the director or director(s) to whom the communication is being sent so that each communication may be forwarded appropriately.

Board Involvement in Risk Management Process. As part of its overall responsibility to oversee the management, business, and strategy of FS Bancorp, one of the primary responsibilities of our Board of Directors is to oversee the amounts and types of risk taken by management in executing the corporate strategy, and to monitor our risk experience against the policies and procedures set to control those risks. The Board’s risk oversight function is carried out through its approval of various policies and procedures, such as our lending and investment policies, ratification or approval of investments and loans exceeding specified thresholds, and regular review of risk elements such as interest rate risk exposure, liquidity, and problem assets. The Board also has direct access to all quarterly Manager Certifications. Some oversight functions are delegated to committees of the Board, with these committees regularly reporting to the full Board the results of their oversight activities. For example, the Audit Committee is responsible for oversight of the independent registered public accounting firm and meets directly with the firm at various times during the year. Additionally, the Audit Committee reviews and discusses the content of press releases; reviews and discusses the quarterly and annual 10-Qs and 10-Ks; and establishes procedures for the receipt, retention and treatment of complaints received regarding accounting, internal accounting controls or auditing matters. Our management systems are designed to create a culture of safety, as well as emergency preparedness, and are reviewed on a regular basis to ensure our readiness.

Board Oversight of Information Security and Cybersecurity. As a financial institution, information security presents a significant operational and reputational risk. Accordingly, we take the protection of customer and business information very seriously. Our information security program is managed by the Chief Information Officer (“CIO”), who oversees a dedicated team. The team is responsible for leading enterprise-wide information security strategy, policy, standards, architecture, and processes. The information/cyber security program is designed to protect the confidentiality, integrity, and availability of business and customer information. As part of this program, the CIO reports directly to the Audit Committee of the Board of Directors at least quarterly, and attends all Audit Committee meetings. Reports to the Audit Committee include information security and cybersecurity assessment results, business continuity, disaster recovery, incident response planning and testing, patch management program status, vendor management program status, and independent audit results. Reports also include updates on the status of projects to strengthen our information security systems and inform the Audit Committee of emerging cybersecurity threats. All information security-related policies are reviewed and approved annually by the Audit Committee. Our program is regularly evaluated by external cybersecurity experts, with evaluation results delivered directly to senior management and the Audit Committee.

We promote a culture of continuous learning that has resulted in a highly experienced information security team that holds advanced certifications and master’s degrees in cybersecurity. We encourage our team members to participate in local, regional and national associations to stay informed on all emerging issues. In addition to our own experienced information security team, we also partner with industry experts for managed security services such as threat intelligence gathering, firewall management, intrusion detection system monitoring, intrusion prevention services, and security information and event management monitoring to ensure protection around the clock. Highlights of the information and cybersecurity program include the following:

●	strong third-party vendor oversight;
●	advanced cybersecurity education for employees;
●	deployment of defense-in-depth strategy with multiple layers of controls to provide information protection;
●	engagement of third-party audit firms to conduct independent security assessments that include vulnerability assessments and penetration tests;
●	conduct new and ongoing security awareness training (as well as intermittent testing) for all teammates across the organization; and
●	follow all Federal Deposit Insurance Corporation, SEC, Nasdaq and State requirements for handling information security incidents.

Succession Planning. The Board believes that one of its primary responsibilities is to oversee the development and retention of senior talent and to ensure that an appropriate succession plan is in place not only for our Chief Executive Officer, but also for other members of senior management. The Board, Compensation Committee, Governance, Nominating and Culture Committee and the Chief Executive Officer regularly review senior management talent, receive reports on management development efforts and trainings and have access to all internal succession plans. The Board also welcomes consideration of candidates who represent the communities we serve. We have an ongoing relationship with independent consultants to assist us in ensuring we have a robust, workable plan for succession.

Code of Business Conduct and Ethics and Whistleblower Policy. The Board of Directors has adopted the Code of Business Conduct and Ethics, which is designed to deter wrongdoing and to promote honest and ethical conduct in every respect. The Code addresses conflicts of interest, the treatment of confidential information, general employee conduct and compliance with applicable laws, rules and regulations. The Code is applicable to each of our directors, officers, including the principal executive officer and senior financial officers, and employees and requires individuals to maintain the highest standards of professional conduct. A copy of the Code is available on our website at www.FSBWA.com. We provide annual training for all Board members and Bank staff on the Code of Business Conduct and Ethics, and monitor compliance with the Code on a regular basis. We comply with the Code in all of our business dealings, and immediately address any issues. We also expect our third-party vendors to comply with the Code of Business Conduct and Ethics as well.

We have a Whistleblower Policy that protects individuals who confidentially and anonymously bring to the attention of the Board Audit Committee any concerns related to matters covered by the Bank’s Code of Conduct and Ethics, violations of any provision of federal securities law and/or laws relating to fraud against shareholders, and any legal issues or accounting or audit matters. The Whistleblower Policy is available to all employees on 1st Security Bank’s intranet. We also use EthicsPoint, a third-party website and hotline complaint service, and provide information as to the availability of that service. The EthicsPoint service is available on our website at www.FSBWA.com. It allows any person, including employees and clients, to report potential violations of our Code of Business Conduct and Ethics, as well as to ask for guidance on policies and procedures. Reports can be submitted anonymously. Every EthicsPoint report is automatically routed to the Bank’s Senior Vice President, Chief Compliance Officer and/or the Chief Risk Officer. Both positions report directly to the Audit Committee of the Board of Directors. Within 30 days of receipt of any reported information, the designated individual(s) will complete a preliminary investigation or pass the issue onto a member of the executive team. Upon completion of the preliminary investigation, the designated individual(s) will forward the issue to the Board Audit Committee for their review.

Policies Governing Trading in FS Bancorp Securities. The Board of Directors has adopted an insider trading policy and procedures governing trading in the securities of FS Bancorp by its directors, officers and employees. The policy and procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations and applicable listing standards. Our Anti-Hedging and Anti-Pledging Policy and Insider Trading Policy prohibit hedging, derivatives, or any other speculative transactions involving FS Bancorp’s stock by all directors, officers, and employees. In addition, we prohibit our officers, directors, and employees from purchasing or selling our securities while in possession of material, non-public information, or otherwise using such information for their personal benefit and maintain a quarterly black-out window where applicable individuals may not trade, other than in connection with a Rule 10b5‑1 plan adopted in compliance with the policy. These individuals are also restricted from pledging FS Bancorp common stock to secure a loan or holding FS Bancorp’s securities in a margin account, except in exceptional circumstances and as approved in advance by a majority of the disinterested Board of Directors. As of the date of this proxy statement, no exceptions are noted. In addition to the policy and procedures, FS Bancorp also seeks to comply with all applicable securities laws when transacting in its own securities. The foregoing summary does not purport to be complete and is qualified in its entirety by our insider trading policy, a copy of which is available as Exhibit 19 to FS Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2025.

Annual Meeting Attendance by Directors. All directors are shareholders of FS Bancorp. In 2025, Director Zavaglia attended the annual meeting of shareholders.

Corporate Responsibility

Workplace Culture. Our Vision Statement captures our culture: “To Build a Truly Great Place to Work and Bank.” The order of the words “work” and “bank” are intentional. We believe if you build a great place to work, it will by its nature become a great place to bank. Our Mission Statement is to “Live Our Core Values and ‘WOW’ Each Other and Our Customers Every Day.” There is extensive public company data available that shows companies with intentionally great work environments outperform companies with average corporate cultures. Our commitment to building a great workplace culture began in 2009. Not surprisingly, our financial performance has improved dramatically since we made that culture-focused commitment. The recognition, locally as well as nationally, that we have received over the years validate our decision to have a “people centric” culture that strives to hire and promote “Smart, Driven, Kind” teammates. Additionally, our workforce encourages and supports all forms of diversity including race, age, ethnicity, and gender. We are proud to have a truly great place to work and bank and are honored to receive peer recognition for our work including:

National Awards

●	American Banker’s Best Banks to Work For (2017‑21, 2023-25)
●	BankDirector 2025 The Best U.S. Banks: Less Than $5 Billion; ranked #22 (2024-25)
●	Top 50 Best-Performing US Community Banks of 2024 with $3B-$10B in assets
●	BankDirector 2022 Best Community Bank in the U.S.
●	BankDirector 2022 Best Leadership team in the U.S.
●	5‑star bank rating by BauerFinancial
●	listed by Hovde Group as one of the High Performing Small Cap Bank
●	investment grade rated by Kroll at BBB for senior debt and BBB- for subordinated debt

State Awards

●	2025 Puget Sound Business Journal’s Best Workplaces – 9th consecutive year; ranked #19 in Large category (over 250 employees)
●	Puget Sound Business Journal’s Top Corporate Philanthropists, medium companies (2019‑25)
●	Poulsbo Bank Branch Best Bank 2025 (Best of Business Rate);
●	Poulsbo Bank Branch Chamber of Commerce Business of the Year (Large Business) 2022
●	Port Townsend Bank Branch Best of 2025, Port Townsend Leader’s Readers’ Choice Awards #1 for Best Bank, Best Banker, and Best Mortgage in Jefferson County.

Our Core Values. We hold ourselves accountable to our Core Values:

●	Relationship Driven – we strive to “WOW” (surprise, excite and delight) each other and our customers
●	Ethical – fair, honest, act with integrity
●	Lead by Example – maintain a positive attitude, show respect for others, have some fun
●	Accountable – we take our responsibilities seriously and we meet our commitments with urgency
●	Team Player – dependable, enthusiastic contributor to team success and to greater good of the Bank
●	Embrace Dreams – we encourage each other to reach for our dreams
●	Community Oriented – we actively support our communities and the Bank’s Community Reinvestment Act initiatives
●	Open and Honest Communication – always professional, responsive and timely
●	Diversity – we celebrate diversity and support equality for all

We conduct our business with respect for all people and the communities we serve. We are committed to our Core Values, which promote fair treatment for all people. We respect and support human rights and are committed to avoiding complicity in any human rights abuse. Accordingly, we consider potential social and environmental impacts when making business decisions and when managing our resources and infrastructure. Copies of our Core Values, Business Philosophy, Vision and Mission Statements are available on our website at www.FSBWA.com.

We are proactive in meeting the needs of our employees as well as those of the communities we serve. Our commitment to being a responsible and civic-minded community bank is demonstrated in our actions. The Board has a Governance, Nominating and Culture Committee that meets regularly and partners with the Bank to promote sustainability opportunities on all levels, including environmentally and socially.

We are committed to ongoing education to support compliance to achieve meaningful quantifiable environmental, social, and governance goals including:

●	providing 9,500 hours of community volunteer service;
●	providing a minimum “Livable Wage with benefits” of $20/hour for all employees;
●	providing all employees 16 hours of paid volunteer time;
●

providing financial and volunteer support for men at the Stafford Creek Corrections Center that are currently enrolled in the Business Administration program at Grays Harbor College, which assists soon to be released inmates prepare for life after incarceration;

●	holding regularly scheduled all-staff calls dedicated to keeping our teammates informed on all significant issues related to the Bank;
●	providing financial support of Community Reinvestment Act activities; and
●

providing the Board of Directors with monthly education about industry developments, emerging topics and areas of concern, including environmental issues, social issues, emerging industry trends and Board-identified topics for deeper immersion.

We listen to our employees and survey their overall well-being, including work-place satisfaction and work-life balance. Our efforts to enhance employee satisfaction include:

●	absorbing the significant increases in healthcare coverage since 2014 without passing on these annual increases caused by rising healthcare costs;
●	implementing a stock purchase plan for our employees, directors, and consultants (206 participants);
●	automatically enrolling employees into the 401k plan (99.8% participation rate);
●	providing an education grant program of up to $5,000 per year so employees may pursue their educational dreams;
●	maintaining an Employee Satisfaction Task Force that allows employee concerns to be heard and addressed by management;
●	providing wellness and fitness challenge programs;
●	providing assistance to employees who are facing hardships; and
●	continuously evaluating the benefits offered to our employees, including mental health care, mindfulness and meditation programs, to ensure the benefits meet employees’ needs.

We appreciate the communities we serve and are committed to conducting business in a manner that is as environmentally responsible as practicable. We share in the responsibility of minimizing environmental impacts that we create, which includes better understanding and management of our environmental impacts and risks and ultimately decreasing our enterprise-wide carbon emission footprint. Our efforts in this regard include:

●	complying with all environmental laws and regulations;
●	electing to provide this proxy statement and the annual report electronically to reduce material waste and improve our environmental impact;
●

encouraging minimizing the consumption of energy, water, paper and other resources in our day-to-day operations in order to reduce greenhouse gas emissions, increase energy efficiency, reduce waste, and efficiently use natural resources;

●	facilitating workplace recycling;
●	providing paperless Board materials by posting to a secure portal;
●	committing to a hybrid work environment, resulting in reduced fuel consumption;

●	reducing vehicle mile travels and emissions to reduce our carbon footprint;
●	holding virtual Board meetings since 2020, reducing fuel consumption and emissions;
●	working with Indirect dealers who are overwhelmingly in industries that improve the environment such as solar, multiple pane windows, siding or roofing;
●

reviewing all potential loans with possible environmental challenges by a former Environmental Protection Agency biologist to ensure loans will not trigger environmental liability for 1st Security Bank and to ensure our prospective customers are not buying something hazardous to their health (ground water, soil or vapor-related health concerns);

●	working with our various public utility districts on energy efficiency initiatives;
●	obtaining a Green certification for our Montesano branch;
●	housing our critical technology infrastructure at the Sabey Datacenter, which has multiple sustainability initiatives, including:

o         LEED Gold Certification

o         Energy Star Certification

o         Green Lease Leaders

●	replacing our HVAC units with units that contain environmentally safe refrigerant and have 20% increased energy efficiency;
●	replacing fluorescent bulbs with LEDs, which use 75% less energy and last nine years longer than fluorescent bulbs, decreasing landfill waste;
●	installing light and movement sensors in several locations to conserve energy when the space is unoccupied;
●	participating in available recycling efforts;
●	adding filtered water coolers to all of our locations, reducing the use of disposal of plastic water bottles;
●	hiring more facility personnel to reduce fuel costs and emissions due to travel;
●	sponsoring Shred-IT events for many of the communities we serve;
●	going paperless where possible and training staff to help customers go paperless;
●	encouraging customers to make paperless deposits via mobile deposit;
●	purchasing recycled paper;
●	educating employees on environmental issues and the environmental effects of their activities; and
●	encouraging employees to participate and be invested in the Bank’s efforts (i.e. bike riding, working from home).

Our power provider purchases 80% of its power from the federal Bonneville Power Administration, the majority of which is generated by renewable hydroelectric projects. As we continue to improve our understanding of our enterprise-wide environmental impact, we will coordinate with partners and vendors to continue to improve our energy use, and waste and water management.

Transactions with Related Persons

1st Security Bank has followed a policy of granting loans to officers and directors, which fully complies with all applicable federal regulations. Loans to directors and executive officers are made in the ordinary course of business and on the same terms and conditions as those of comparable transactions with all customers prevailing at the time, other than those made under the Bank’s employee loan program, which is described below. Loans to directors and officers are made in accordance with our underwriting guidelines, and do not involve more than the normal risk of collectability or present other unfavorable features. These loans are reviewed by the Chief Credit Administration Officer and Chief Credit Operations Officer and are acted on by 1st Security Bank’s Board of Directors.

The employee loan program applies to a mortgage loan to purchase or refinance a home. Standard loan terms and underwriting qualifications apply, as do the following benefits: (1) a credit of 1% of the base loan amount will be given to offset our standard loan origination fee; (2) an owner-occupied transaction will also be given an additional credit of $1,395 to offset the processing fee; and (3) the wire transfer fee will be waived. The table below provides information regarding our directors and executive officers who had indebtedness and principal payable thereon pursuant to the employee loan program that exceeded $120,000 during the year ended December 31, 2025.

Name	Type of loan	Amount involved in the transaction ($)(1)	Amount outstanding at end of period ($)	Principal paid during the period ($)	Interest paid during the period ($)	Interest rate (%)(2)
Donn C. Costa	First mortgage	144,617	120,214	24,403	9,150	6.25
Robert Nesbitt	First mortgage	245,826	236,862	8,964	17,696	7.00
Matthew D. Mullet	First mortgage	532,000	528,878	3,422	21,557	6.50
Matthew D. Mullet	First mortgage	420,000	416,333	3,667	24,048	6.875

(1)	Consists of the largest amount of principal outstanding during the year.
(2)	Prevailing rate at time loan was made was 3.25%, with a .25% reduction for automatic payment.

We recognize that transactions between us and any of our directors or executive officers can present potential or actual conflicts of interest and create the appearance that the decisions to participate in any such transactions may be based on considerations other than our best interests. Therefore, as a general matter and in accordance with our Code of Business Conduct and Ethics, it is our preference to avoid such transactions. Nevertheless, we recognize that there are situations where such transactions may be in, or may not be inconsistent with, our best interests. Accordingly, the Code requires the Board of Directors or a committee of the Board to review and, if appropriate, to approve or ratify any such transaction. If a Board member is a participant in the transaction, then that member is required to abstain from the discussion, approval or ratification process. After its review, the Board or appropriate committee will only approve or ratify those transactions that are in, or are not inconsistent with, our best interests, as determined in good faith.

DIRECTORS’ COMPENSATION

The following table shows the compensation paid to our directors for the year ended December 31, 2025, with the exception of Joseph C. Adams, who is our Chief Executive Officer and whose compensation is included in the section entitled “Executive Compensation.”

Name	Fees earned or paid in cash ($)	Stock awards ($)(1)(2)	Option awards ($)(1)(3)	All other compensation ($)(4)	Total ($)
Pamela M. Andrews	130,020	30,105	19,620	11,611	191,356
Marina Cofer-Wildsmith	87,600	30,105	19,620	8,351	145,677
Terri L. Degner	99,300	30,105	19,620	2,664	151,690
Ted A. Leech	92,500	30,105	19,620	13,698	155,923
Michael J. Mansfield	77,100	30,105	19,620	9,062	135,888
Joseph P. Zavaglia	90,300	30,105	19,620	4,593	144,618

(1)

Represents the aggregate grant date fair value of awards, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Compensation – Stock Compensation” (“FASB ASC Topic 718”). For a discussion of valuation assumptions, see Note 18 of the Notes to Consolidated Financial Statements in FS Bancorp’s Annual Report on Form 10‑K for the year ended December 31, 2025.

(2)

Consists of an award of 750 shares of restricted stock on August 15, 2025, which vests on August 15, 2026. The directors had the following number of shares of restricted stock outstanding on December 31, 2025: Ms. Andrews,750; Ms. Cofer-Wildsmith, 750; Ms. Degner, 1,625; Mr. Leech, 750; Mr. Mansfield, 750; and Mr. Zavaglia, 750.

(3)

Consists of an award of options to purchase 1,500 shares made on August 15, 2025, which vests on August 15, 2026. The directors had the following number of stock options outstanding on December 31, 2025: Ms. Andrews, 10,500; Ms. Cofer-Wildsmith, 7,500; Ms. Degner, 5,000; Mr. Leech, 16,060; Mr. Mansfield, 10,220; and Mr. Zavaglia, 16,060.

(4)	Consists of tax equivalent value of life insurance premiums, dividends on restricted stock, and the match from the 2022 Non-qualified Stock Purchase Plan.

Each director of FS Bancorp is also a director of 1st Security Bank. The directors received no additional compensation for attendance at any meeting of FS Bancorp’s Board of Directors during the year ended December 31, 2025. The directors are compensated for their service on 1st Security Bank’s Board of Directors. In 2025, non-employee directors of 1st Security Bank received a retainer of $4,166.67 per month, except for the Board Chair, who received $5,350 per month, for service on the Board. Directors also receive the following additional fees: for the committee chairs, an annual retainer of $4,300; Board meeting attendance fees of $900 for each meeting attended; and a committee meeting attendance fee of $600. 1st Security Bank’s Compensation Committee recommends to the Board of Directors the amount of fees paid for service on the Board. Directors are provided or reimbursed for travel and lodging and other customary out-of-pocket expenses incurred in attending Board and committee meetings, industry conferences and continuing education seminars.

Stock Ownership Requirements. Stock ownership guidelines are a key vehicle for aligning the interests of officers and directors with those of our shareholders. Non-employee directors are required to maintain share ownership in FS Bancorp equal to at least two times their annual cash retainer, excluding committee fees. Directors who are also employees are governed by the guidelines applicable to officers, which are discussed below. Once the minimum ownership requirement is met, directors must maintain the required ownership amounts and compliance will be calculated annually. Each director is required to retain 50% of net after tax shares acquired upon the exercise of stock options or vesting of restricted stock until the stock ownership requirement is met. Exceptions may apply for donations of stock and for sales or divisions of property in the case of divorce, disability or death, or other limited circumstances.

Directors have three years from their appointment to the Board of Directors to comply with the applicable stock ownership requirement. All six non-employee directors have fulfilled the stock ownership requirement.

COMPENSATION DISCUSSION AND ANALYSIS

This compensation discussion and analysis explains 1st Security Bank’s executive compensation program for the named executive officers listed below. It also describes the Compensation Committee’s process for making pay decisions, as well as its rationale for specific decisions related to the fiscal year ended December 31, 2025.

Name	Title
Joseph C. Adams	Chief Executive Officer
Matthew D. Mullet	President
Phillip D. Whittington	Chief Financial Officer
Donn C. Costa	Executive Vice President, Chief Home Lending Officer
Shana C. Allen	Executive Vice President, Chief Information Officer

Compensation Philosophy and Objectives

Our senior executives are integral to executing our strategic plan, driving performance that rewards all of our stakeholders, fostering our culture and achieving other 1st Security Bank objectives. Our executive compensation program is designed to support these objectives and is built on the following principles:

●

Competitive with our peers. Target compensation should be competitive with that being offered to individuals in comparable roles at other companies with which we compete for talent to ensure that we employ the best people to lead our success.

●

Performance-based on collective results. The amount of executive pay must make sense in the context of overall Bank financial performance as compared to goals set by the Board, industry averages and relevant peer groups.

●	Individual performance and contribution to the Bank. Our program must provide sufficient flexibility to allow for the recognition of individual differences in performance.

●

Alignment with shareholder interests. Executives should be compensated through pay elements (base salaries and short- and long-term equity incentives) designed to enhance shareholder value by making the Bank, which is our primary operating subsidiary, a driving force towards providing shareholders with a suitable rate of return on their investment.

●	Proper balance of risk to reward. Decisions about compensation should be guided by best-practice governance standards and rigorous processes that encourage prudent decision-making.

●	Commitment to culture. Our program must recognize the importance of building culture and teamwork as a significant long-term goal of the Bank.

Elements of Pay: Total Direct Compensation

Our compensation philosophy is supported by the following principal elements of pay:

Pay element	How it is paid	Purpose
Base salary	Cash (fixed)	Provide a competitive base salary rate relative to similar positions in the market and enable the Bank to attract and retain critical executive talent.
Annual incentives	Cash (variable)	Reward executives for delivering on annual strategic objectives that drive our business strategy and contribute to the creation of shareholder value.
Long-term incentives	Equity (variable)	Provide incentives for executives to execute on longer-term goals that drive the creation of shareholder value and support the Bank’s retention strategy.

Say-on-Pay, Shareholder Engagement and Board Responsiveness

Each year, we carefully consider the results of our shareholder say-on-pay vote from the preceding year. Nearly 93% of the votes cast on the say-on-pay vote at the 2025 annual meeting of shareholders supported our executive compensation decisions. We also consider the feedback we receive from our shareholders during regular investor meetings, at which we encourage an open dialogue and actively probe for questions, concerns and perspectives on our strategy and performance, governance, executive compensation and other important business matters. The shareholders with whom we have had discussions on compensation have been supportive of our plan, which has a high correlation between performance and pay. We remain committed to keeping an open dialogue with our shareholders to help ensure that we have a regular pulse on investor perspectives and, as we continue to grow, we will continue to enhance our outreach efforts related to shareholder questions.

Best Compensation Practices and Policies

We believe the following practices and policies promote sound compensation governance, and are in the best interests of our shareholders and executives:

What We Do		What We Do Not Do
✔	Pay for performance	✘	No tax gross-ups
✔	Engage independent compensation consultant	✘	No significant perquisites for executives
✔	Review compensation programs for risk	✘	No supplemental executive retirement plan
✔	Annual say-on-pay vote	✘	No repricing of stock options
✔	Maintain stock ownership guidelines for executives and non-employee directors	✘	No equity grants below 100% of fair market value without shareholder approval
✔	Double trigger required for accelerated vesting of equity awards under the 2018 Equity Incentive Plan and the proposed 2026 Equity Incentive Plan	✘	No dividends paid on unvested restricted stock
✔	Restrict executive officers and directors from engaging in hedging and pledging transactions with respect to FS Bancorp stock
✔	Annual shareholder communication

The Decision-Making Process

The Role of the Compensation Committee. The Compensation Committee, which is comprised of independent directors, oversees the executive compensation program for our named executive officers. The Committee works very closely with an independent compensation consultant and management to examine the effectiveness of our executive compensation program throughout the year. The Committee makes all final compensation and equity award decisions regarding our named executive officers, except for the Chief Executive Officer, whose compensation is determined by the independent members of the Board of Directors, based upon recommendations of the Compensation Committee. The Chief Executive Officer is not present during voting or deliberations on his compensation.

The Role of Management. Members of our management team attend regular meetings where executive compensation, corporate and individual performance, and competitive compensation levels and practices are discussed and evaluated. Only the Compensation Committee members are allowed to vote on decisions regarding named executive officer compensation. The recommendations of the Compensation Committee are reviewed with the full Board before finalization. The Chief Executive Officer reviews his recommendations pertaining to all executives’ pay with the Compensation Committee, which provides transparency and oversight. Decisions on non-named executive officer pay are made by the Chief Executive Officer.

The Role of the Independent Consultant. The Compensation Committee engages an independent compensation consultant to provide expertise on competitive pay practices, program design, and an objective assessment of any inherent risks of any programs. Pursuant to authority granted to it under its charter, the Compensation Committee has hired Pearl Meyer & Partners, LLC (“Pearl Meyer”) as its independent consultant. Pearl Meyer is retained by, and reports directly to, the Compensation Committee, and provided no other services to FS Bancorp in 2025. Based on standards promulgated by the SEC and Nasdaq to assess compensation advisor independence, as well as the analysis conducted by Pearl Meyer in its independence review, the Compensation Committee has concluded that Pearl Meyer is an independent and conflict-free advisor to the Committee.

The Role of Peer Group Companies. The Compensation Committee strives to establish a competitive level of total compensation for each named executive officer as compared with executive officers in similar positions at peer companies. To support its decisions, the Compensation Committee periodically reviews compensation data from public filings of a selected peer group, consisting of financial institutions with total assets ranging from 0.75 to 2.5 times those of FS Bancorp. Additionally, the Compensation Committee considers industry compensation surveys reflecting financial institutions of similar size and banking business operations. The Compensation Committee determined that the peer group established for purposes of setting pay for 2024 remained appropriate for purposes of setting pay for 2025.

Alerus Financial Corporation	Home Bancorp, Inc.
Bank of Marin Bancorp	HomeTrust Bancshares, Inc.
BayCom Corp	Independent Bank Corporation
Camden National Corporation	Mercantile Bank Corporation
CapStar Financial Holdings, Inc.*	Meridian Corporation
Coastal Financial Corporation	Northrim BanCorp, Inc.
First Northwest Bancorp	Sierra Bancorp
Five Star Bancorp	Timberland Bancorp, Inc.
HarborOne Bancorp, Inc.	Waterstone Financial, Inc.

*Acquired in 2024.

Market data is not the sole determinant in setting pay levels for our executive officers. The Compensation Committee also considers corporate and individual performance and the nature of an individual’s role within FS Bancorp, as well as the individual’s experience and contributions to their current role when making its compensation-related decisions.

2025 Executive Compensation Program

Base Salary. Our objective is to provide base salaries that are competitive within the financial services industry and reasonable as compared to our peers. We also consider each executive’s abilities, experience and tenure and our overall ability to pay. The Board recognizes that in order to attract and retain highly qualified executives, we have to compete with larger institutions with a greater ability to pay and that to acquire such candidates, we must sometimes offer base salaries higher than survey ranges for peer banks. The Compensation Committee is charged with final oversight of base pay offered to senior executive candidates and will consider all of the factors described above before approving any out-of-market salary offer.

The Compensation Committee’s standard practice is to review the base salaries of our most highly compensated employees every two years. Not all of the executives have the same performance review period. As a result, two of our five named executive officers did not receive a salary review and a base salary increase in 2025.

Officer	2025 base salary ($)	2024 base salary ($)	Percentage increase
Joseph C. Adams	590,000	590,000	--
Matthew D. Mullet	425,000	425,000	--
Phillip D. Whittington	225,000	135,000	66.7%
Donn C. Costa	374,220	346,500	8.0%
Shana Allen	264,600	245,000	8.0%

Mr. Whittington was promoted to Chief Financial Officer in May 2025 and his promotion resulted in a base salary increase of 66.7%. Mr. Costa and Ms. Allen each received an 8.0% base salary increase on January 1, 2025, as they had not received an increase for two years.

Annual Incentive Compensation. The 2025 annual cash incentives provided our named executive officers the opportunity to earn a performance-based award. Actual award payouts depend on the achievement of quantitative and qualitative performance objectives. Target award opportunities are expressed as a percentage of base salary, based on the named executive officer’s position and salary, as follows:

Officer	2025 base salary ($)	Target award opportunity (as a % of base salary)	Target award opportunity ($)
Joseph C. Adams	590,000	50%	295,000
Matthew D. Mullet	425,000	50%	212,500
Phillip D. Whittington	225,000	30%	67,500
Donn Costa	374,220	50%	187,110
Shana Allen	264,600	40%	105,840

Annual cash incentives are intended to reward both incremental improvement and continued strong performance. Accordingly, when making final award decisions, the Compensation Committee takes a holistic view of performance results and considers the following key factors:

●	comparison to peers (relative financial performance);
●	financial performance compared to prior year and budget expectations;
●	general economic conditions and degree of difficulty in attaining target levels;
●	non-recurring events, whether positive or negative;
●	input from the Chief Executive Officer on the individual performance of the other named executive officers; and
●	an executive’s support and commitment to the Bank’s culture and to ensuring the Bank is in compliance with regulatory requirements and guidelines.

In addition to the compensation peer group described above, the Compensation Committee uses various other groups of competitors against which it tracks and assesses our relative performance to ensure a balanced perspective (i.e., regulatory, business/strategy mode, geographic, etc.). The financial and strategic goals are not individually weighted.

The Compensation Committee may use its business judgement to increase or decrease the recommended bonuses based on all available information, including performance to peers, individual performance and any other relevant factor. Awards may be paid only if the following conditions are met: (1) the most recent regulatory examination(s) must be satisfactory or better; (2) bonus expense cannot cause 1st Security Bank to fall below the well-capitalized level set by regulators; (3) payment of bonuses cannot cause the Bank to fall outside regulatory guidance on liquidity; (4) there must have been a matching contribution by FS Bancorp to the Bank’s 401(k) plan; and (5) dividends must have been declared and paid to shareholders during the plan year.

2025 Results and Award Payouts. For 2025, actual annual incentive award payouts were based on a combination of specific financial results and strategic achievements as assessed by the Compensation Committee.

Financial results for 2025 included the following:

●	Net interest income before provision expense of $130.4 million for 2025, compared to $123.1 million for 2024;
●	Net income of $33.3 million for 2025, compared to $35.0 million for 2024;
●	Net interest margin of 4.33% for 2025, compared to 4.30% for 2024;
●	Excluding brokered deposits, deposits increased $115.1 million, or 5.2%, from $2.20 billion at year-end 2024 to $2.31 billion at year-end 2025;
●	Continued focus on strong asset quality with only 0.59% of assets at the end of 2025 classified as nonperforming, an increase from 0.45% at year-end 2024;
●	Book value per share of $41.55 at year-end 2025, compared to $38.26 at year-end 2024;
●	Increased cash dividends paid to shareholders to $1.12 per share in 2025, excluding special dividend of $0.22 paid in August 2025, from $1.06 per share in 2024, a 5.7% annual increase;
●	Tangible book value growth of 10.1% in 2025, growing tangible book value to $39.65 from $36.02; and
●	Shareholder equity increased by $11.9 million to $307.7 million from $295.8 million and FS Bancorp maintained a strong common equity ratio of 9.62% in 2025, compared to 9.76% in 2024.

Book Value Per Share

Key strategic and human capital achievements for 2025 included the following:

●	ranked #19 in the Large category by Puget Sound Business Journal as Washington’s Best Workplaces;
●	ranked #22 in the BankDirector 2025 - The Best U.S. Banks: Less Than $5 Billion; and
●	donated over $341,500 to local food banks during our annual food drive in all the communities we serve.

The financial and strategic achievements highlighted above underscore the executive team’s strong performance in 2025. Although return on average assets and return on equity trended closer to peer average, performance remained consistent year over year. Management maintained solid margins, grew tangible book value and shareholder equity, and upheld a disciplined focus on asset quality, cost control, and long-term value creation. In light of these results and individual contributions, and as shown in the table below, the Compensation Committee approved annual incentive awards for the named executive officers ranging from 37.5% to 62.5% of base salary.

Officer	Target award opportunity (as a % of base salary)	Target award opportunity ($)	Actual award (as a % of base salary)	Actual award ($)
Joseph C. Adams	50%	295,000	62.5%	368,750
Matthew D. Mullet	50%	212,500	62.5%	265,625
Phillip D. Whittington	30%	67,500	37.5%	84,375
Donn C. Costa	50%	187,110	62.5%	233,888
Shana C. Allen	40%	105,840	50.0%	132,300

Long-Term Equity Incentive Plan

In 2018, our Board of Directors unanimously adopted, and shareholders approved, the FS Bancorp, Inc. 2018 Equity Incentive Plan. The purposes of the plan are: (1) to promote the long-term growth and profitability of FS Bancorp; (2) to attract and retain individuals of outstanding competence; and (3) to provide participants with incentives that are closely linked to the interests of all shareholders of FS Bancorp. Stock-based award grants align the interests of executives with those of shareholders. When FS Bancorp performs well, executives are rewarded along with other shareholders. We believe that stock-based awards are of great value in recruiting and retaining highly qualified personnel who are in great demand. Currently, there are only 52,560 shares available for future awards under the 2018 Equity Incentive Plan, consisting of 500 shares of restricted stock and 52,060 non-qualified stock options. Proposal 3 to this proxy statement asks shareholders to adopt the FS Bancorp 2026 Equity Incentive Plan, which would provide for the issuance of 315,000 shares of common stock. Upon approval of the 2026 Equity Incentive Plan, no further awards will be made under the 2018 Equity Incentive Plan. It is our expectation that we will continue to use awards to attract and retain the executives and employees who are critical to our continued success.

The table below shows the long-term equity incentive award values granted to each of the named executive officers on August 15, 2025.

Officer	Restricted stock ($)	Stock options ($)	Total grant date fair value ($)
Joseph C. Adams	152,050	285,182	437,232
Matthew D. Mullet	151,890	264,400	416,290
Phillip D. Whittington	80,280	52,880	133,160
Donn C. Costa	--	--	--
Shana C. Allen	80,280	79,320	159,600

Stock options provide meaningful incentives for management to execute on the longer-term financial and strategic growth goals that drive shareholder value creation because they only provide value to the named executive officers if the price of FS Bancorp’s stock appreciates over time. Specifically, the value of the award depends on the price of FS Bancorp’s common stock in the future as compared to the exercise price of the options granted. There can be no assurance that any value will be realized. Stock options granted in 2025 vest in 25% increments, over a four-year period. These stock options are also contingent upon the continued employment of the named executive officer through each vesting date. Termination of employment for any reasons other than death, disability or a change in control results in the forfeiture of any unvested options.

Restricted stock awards are intended to provide the named executive officers with the economic equivalent of a direct ownership interest in FS Bancorp during the vesting period and provide us with significant retention security regardless of post-grant share price volatility. Restricted stock awards granted in 2025 vest in 25% increments, over a four-year period. Termination of employment for any reasons other than death, disability or a change in control results in the forfeiture of any unvested shares. More information about equity awards made during 2025 is set forth in the Grants of Plan-Based Awards and Outstanding Equity Awards tables that follow.

Other Benefits

401(k) Plan. 1st Security Bank offers a qualified, tax-exempt savings plan to our employees with a cash or deferred feature qualifying under Section 401(k) of the Internal Revenue Code. Generally, all employees, as of the first day of the month following the commencement of employment, who have attained age 18, are eligible to make 401(k) contributions. We offer education regarding participation, in the form of general presentations and individual meetings, to all employees on an annual basis. During 2025, participants were permitted to make salary reduction contributions to the 401(k) Plan of up to 90% of their annual salary, up to a maximum of $23,500. In addition, participants who have attained age 50 may defer an additional $7,500 annually as a 401(k) “catch-up” contribution. All contributions made by participants are either before-tax contributions or after-tax “Roth 401(k) contributions,” as elected by the participant. We have the ability to match 401(k) contributions. During 2025, we matched 100% of participant contributions up to 3% of the participant’s annual salary and 50% of participant contributions on the next 2% of the participant’s annual salary. We may also make a discretionary profit-sharing contribution under the 401(k) Plan, though no such contribution was made in 2025. All participant 401(k) contributions and earnings, as well as all matching and profit-sharing contributions and earnings, are fully and immediately vested.

ESPP. In May 2022, we adopted the FS Bancorp, Inc. Nonqualified 2022 Stock Purchase Plan (“ESPP”), which was approved by shareholders at the annual meeting of shareholders. The ESPP provides employees, directors and independent contractors of FS Bancorp, Inc. and designated subsidiaries (collectively, “service providers”) with an opportunity to purchase up to $28,000 worth of FS Bancorp common stock annually with FS Bancorp providing a 25% matching stock purchase (up to $7,000 annually). The ESPP offers a convenient means for employees and specified service providers who might not otherwise purchase and hold our common stock to do so, and for the matching stock purchase feature to provide a meaningful incentive to participate. We believe that our employees and specified service providers’ continuing economic interest, as shareholders, in our performance and success will contribute to our long-term success. As of December 31, 2025, we had 217 participants enrolled in the ESPP. 1st Security Bank provided $244,440.55 in matching contributions in 2025.

Perquisites. Our named executive officers do not receive any special perquisites such as golf memberships, etc.

Other Policies and Guidelines

Stock Ownership Requirements. Stock ownership guidelines are a key vehicle for aligning the interests of management with those of our shareholders. Executive officers must own FS Bancorp common stock, based on the value of FS Bancorp common stock as a multiple of base salary.

Position	Stock value as a multiple of base salary
Chief Executive Officer	3x
Executive officer (other than CEO)	1x

Shares counted toward the stock ownership requirement include those held directly or through a broker, shares held in the Employee Stock Ownership Plan, the 401(k) Plan, vested stock options and restricted stock with time-based vesting. Once the minimum ownership requirement is met, officers must maintain the required ownership amounts and compliance will be calculated annually. Each director and executive officer is required to retain 50% of net after tax shares acquired upon the exercise of stock options or vesting of restricted stock until the stock ownership requirement is met. Exceptions may apply for donations of stock and for sales or divisions of property in the case of divorce, disability or death, or other limited circumstances.

Executive officers have five years from their appointment to comply with the applicable stock ownership requirement. All of the named executive officers were in compliance with these guidelines as of December 31, 2025.

Clawback Policy. FS Bancorp, Inc. has maintained a clawback policy since 2012. The policy provides the Board with the authority to withhold and/or recoup bonuses based on the occurrence of one or more of the following:

●	Fraud as determined by internal or external audit or examination. The policy defines fraud as any intentional deception made for personal gain or to damage 1st Security Bank or another person.
●	A material error occurred in the financial statements requiring restatement.
●

A loss or other injury to FS Bancorp’s or 1st Security Bank’s reputation triggered by a participant taking one or more imprudent risks. Examples include making an out-of policy loan without proper approvals, investing in inferior grade securities to gain a higher return rate or approving significant loan production that ultimately requires the Bank to suffer substantial financial losses which should have been foreseen through proper due diligence. Note that the taking of the imprudent risk is in and of itself grounds to trigger the claw-back. Actual monetary loss is not a requirement under this policy.

●	Violation of FS Bancorp and 1st Security Bank’s Code of Ethics.
●	Violation of 1st Security Bank’s Core Values.

The policy was updated in 2023 to provide for the recovery of erroneously awarded incentive-based compensation pursuant to Section 10D of the Securities Exchange Act, Rule 10D-1 under Section 10D and Nasdaq Listing Rule 5608.

Practices Related to the Grant of Certain Equity Awards

FS Bancorp maintains a structured equity grant timing process designed to ensure compliance with applicable securities laws, corporate governance best practices, and the avoidance of material nonpublic information in granting equity awards. The Compensation Committee approves all equity grants, including stock options and restricted stock awards, on a predetermined schedule, with grant dates set in advance to occur outside of blackout periods and when FS Bancorp is not in possession of material nonpublic information.

Stock option exercise prices are set at the closing price of FS Bancorp’s common stock on the grant date, in accordance with FS Bancorp’s equity plan and applicable securities regulations. This process is designed to prevent any appearance of opportunistic grant timing and to ensure that equity awards are made in a manner that reflects long-term shareholder value creation. By adhering to a fixed grant schedule and robust governance framework, FS Bancorp reinforces its commitment to transparency, fairness, and regulatory compliance in equity compensation practices.

Impact of Tax and Accounting

We regularly consider the various tax and accounting implications of our compensation plans. When determining the amounts of long-term incentives and equity grants to executives and employees, the compensation costs associated with the grants are reviewed, as required by FASB ASC Topic 718.

Section 162(m) of the Internal Revenue Code generally prohibits any publicly held corporation from taking a federal income tax deduction for compensation paid over $1 million in any taxable year to the Chief Executive Officer and the other “covered employees” as defined in the rule. Under the tax laws in effect before 2018, compensation that qualified as “performance-based compensation” under Section 162(m) of the Code was deductible without regard to this limitation. Effective for tax years beginning after December 31, 2017, the Tax Cuts and Jobs Act of 2017 generally eliminated the performance-based exemption, subject to a special rule that grandfathers certain awards and agreements that were in effect on November 2, 2017. While considering tax deductibility as only one of several considerations in determining compensation, the Compensation Committee believes that the tax deduction limitation should not compromise its ability to structure compensation programs that provide benefits to FS Bancorp that outweigh the potential benefit of a tax deduction and, therefore, may approve compensation that is not deductible for tax purposes.

Compensation Risk Review

It is our belief that a significant portion of an executive’s total compensation should be variable “at risk” compensation, meaning it is tied to the Bank’s financial performance. However, because performance-based incentives play a large role in our compensation program, we strive to ensure that incentives do not result in actions that may conflict with the long-term best interests of FS Bancorp, its shareholders and clients. Therefore, the Compensation Committee annually reviews all plans and policies (applicable to executives and employees below the executive level) for attributes that could cause excessive risk-taking. Each manager is trained to identify and address any potential self-serving, risk-taking behavior within their team. We believe our programs and policies do not encourage excessive risk-taking because: (1) the salary component of our program is a fixed amount; (2) a significant element of our executive officers’ compensation is delivered in the form of equity ownership, which aligns the interest of our executives with those of our shareholders; and (3) the annual cash-based incentive plan and long-term incentive plans are designed with risk-mitigating characteristics. The risk-mitigating characteristics of the incentive plans include (1) award payouts based on the attainment of various and continually evolving corporate financial objectives which diversify risks associated with a single indicator of performance, (2) equity-based incentives encourage a longer-term focus, (3) risk-mitigating policies such as insider trading and hedging prohibitions and clawbacks, and (4) review and approval of final awards by the Compensation Committee (and the independent members of the full Board in the case of the Chief Executive Officer), which is composed entirely of independent directors who have discretion under our plans to approve, modify, or eliminate any award earned.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on the review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

The foregoing report is provided by the following directors, who constitute the Compensation Committee:

Compensation Committee:	Michael J. Mansfield (Chair)
Marina Cofer-Wildsmith
Ted A. Leech
Joseph P. Zavaglia

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes the total compensation paid to or earned by each of our named executive officers for the fiscal years ended December 31, 2025, 2024 and 2023.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock awards ($)(2)	Option awards ($)(2)	All other compensa- tion ($)(3)	Total ($)
Joseph C. Adams	2025	590,000	368,750	152,050	285,182	46,593	1,442,575
Chief Executive Officer	2024	550,375	516,000	293,860	160,860	42,127	1,563,222
	2023	525,000	460,000	199,745	148,590	40,033	1,373,368
Matthew D. Mullet	2025	425,000	265,625	151,890	264,400	36,958	1,143,873
President	2024	377,145	371,000	209,900	114,900	29,372	1,102,318
	2023	346,500	303,500	122,920	91,440	26,811	891,171
Phillip D. Whittington (4)	2025	148,513	84,375	80,280	52,880	11,409	377,457
Chief Financial Officer
Donn C. Costa	2025	364,980	233,888	--	--	26,843	625,711
Chief Home Lending Officer	2024	346,500	175,000	--	--	28,964	550,464
	2023	346,500	173,250	--	--	31,057	550,807
Shana C. Allen	2025	258,067	132,300	80,280	79,320	18,113	568,080
Chief Information Officer	2024	245,000	245,000	104,950	57,450	15,993	668,393
	2023	245,000	171,500	76,825	57,150	13,207	563,682

(1)

Consists of the annual incentive award and the performance award described above under “Compensation Discussion and Analysis – 2025 Executive Compensation Program – Annual Incentive Compensation” and “–Performance Award and Non-Competition Agreement.”

(2)

Represents the aggregate grant date fair value of awards, computed in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see Note 18 of the Notes to Consolidated Financial Statements in FS Bancorp’s Annual Report on Form 10‑K for the year ended December 31, 2025.

(3)	For 2025, consists of the following:

	401(k) match ($)	ESPP contribution ($)	Life insurance premiums ($)	Dividends on restricted stock ($)
Joseph C. Adams	14,000	6,000	1,012	25,581
Matthew D. Mullet	14,000	6,950	804	15,204
Phillip D. Whittington	7,946	1,625	275	1,563
Donn C. Costa	14,000	7,000	1,023	4,820
Shana C. Allen	14,000	1,200	1,063	1,850

(4)	Not a named executive officer in 2024 or 2023.

Grants of Plan-Based Awards

The following table shows information regarding grants of plan-based awards made to our named executive officers for 2025.

Name	Grant date	All other stock awards: Number of shares of stock or units (#)(1)	All other option awards: Number of securities underlying options (#)(1)	Exercise or base price of option awards ($/Sh)	Grant date fair value of stock and option awards (2)
Joseph C. Adams	8/15/2025	3,788	21,572	$40.14	$437,232
Matthew D. Mullet	8/15/2025	3,784	20,000	$40.14	$416,290
Phillip D. Whittington	8/15/2025	2,000	4,000	$40.14	$133,160
Donn C. Costa	8/15/2025	--	--	--	--
Shana C. Allen	8/15/2025	2,000	6,000	$40.14	$159,600

(1)	Awards vest pro rata over a four-year period from the grant date, with the first 25% vesting one year after the grant date
(2)

Represents the aggregate grant date fair value of awards, computed in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see Note 18 of the Notes to Consolidated Financial Statements in FS Bancorp’s Annual Report on Form 10‑K for the year ended December 31, 2025.

Outstanding Equity Awards

The following table shows information regarding outstanding equity awards as of December 31, 2025 for the named executive officers.

		Option awards (1)				Stock awards (2)
Name	Grant date	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) Unexercisable	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(2)
Joseph C. Adams	08/14/20	5,760	--	21.35	08/14/30
	08/13/21	19,200	4,800	35.46	08/13/31
	08/15/22	13,500	9,000	30.94	08/15/32
	08/15/23	7,800	11,700	30.73	08/15/33
	08/15/24	2,800	11,200	41.98	08/15/34
	08/15/25	--	21,572	40.14	08/15/35
						17,888	736,449
Matthew D. Mullet	08/14/20	11,999	--	21.35	08/14/30
	08/13/21	8,100	3,001	35.46	08/13/31
	08/15/22	4,800	5,400	30.94	08/15/32
	08/15/23	2,000	7,200	30.73	08/15/33
	08/15/24	1,600	6,400	41.98	08/15/34
	08/15/25	--	20,000	40.14	08/15/35
						12,984	534,551
Phillip D. Whittington	08/15/25	--	4,000	40.14	08/15/35
						2,000	82,340
Donn C. Costa		--	--	--		--	--
Shana C. Allen	08/15/23	3,000	4,500	30.73	08/15/33
	08/15/24	1,000	4,000	41.98	08/15/34
	08/15/25	--	6,000	40.14	08/15/35
						5,500	226,435

(1)

Awards vest pro rata over a five-year period from the grant date, with the first 20% vesting one year after the grant date, with the exception of awards made in 2025, which vest over a four-year period from the grant date, with the first 25% vesting one year after the grant date.

(2)	Amounts are based on FS Bancorp’s common stock closing price of $41.17 on December 31, 2025.

Option Exercises and Stock Vested

The following table shows the value realized upon the exercise of stock options and the vesting of stock awards for the named executive officers during the year ended December 31, 2025.

	Option awards		Stock awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired upon vesting (#)	Value realized on vesting ($)
Joseph C. Adams	--	--	7,720	309,881
Matthew D. Mullet	3,090	53,148	4,730	189,862
Phillip D. Whittington	--	--	720	28,901
Donn C. Costa	--	--	1,030	41,344
Shana C. Allen	--	--	1,000	40,140

Potential Payments Upon Termination

We have entered into agreements with the named executive officers that provide for potential payments upon disability, termination and death. In addition, our equity plans also provide for potential payments upon termination. The following table shows, as of December 31, 2025, the value of potential payments and benefits following a termination of employment under a variety of scenarios.

	Death ($)	Disability ($)	Involuntary termination ($)	Change in control ($)
Joseph C. Adams
Severance Agreement	--	--	1,180,000	1,180,000
Equity Awards (1)	991,222	991,222	--	991,222
Matthew D. Mullet
Change of Control Agreement	--	--	--	425,000
Equity Awards (1)	696,217	696,217	--	696,217
Phillip D. Whittington
Change of Control Agreement				225,000
Equity Awards (1)	4,120	4,120		4,120
Donn C. Costa
Change of Control Agreement	--	--	--	374,220
Equity Awards (1)			--
Shana C. Allen
Change of Control Agreement	--	--	--	264,600
Equity Awards (1)	194,015	194,015	--	194,015

(1)	Amounts are based on FS Bancorp’s common stock closing price of $41.17 on December 31, 2025.

Severance Agreement for Chief Executive Officer. 1st Security Bank entered into a severance agreement with Mr. Adams. The agreement provides that if (1) the Bank terminates Mr. Adams’ employment other than for cause, (2) Mr. Adams terminates his employment for “good reason” or (3) there is a change in control of the Bank, Mr. Adams would be entitled to receive from the Bank a lump sum payment equal to 24 months of his base compensation. “Good reason” means any one or more of the following: (1) reduction of Mr. Adams’ salary or elimination of any significant compensation, unless generally applicable to similarly-situated employees; (2) assignment to Mr. Adams without his consent any authorities or duties materially inconsistent with his position as of the date of the severance agreement; and (3) a relocation or transfer that would materially increase Mr. Adams’ commute.

Change of Control Agreements. 1st Security Bank entered into change in control agreements with Mr. Mullet, Mr. Whittington, Mr. Costa, and Ms. Allen. These agreements provide that if there is a change in control of the Bank during the term of the agreement, the executive will be entitled to a severance payment if the executive suffers an involuntary termination within six months preceding or twelve months following the change in control. The severance payment will be twelve months of the executive’s then current salary, paid in a lump sum within 45 days of the termination. “Involuntary termination” means (1) termination of the executive’s employment other than for cause, (2) a reduction of the executive’s base salary, unless generally applicable to all senior officers of the Bank (any reduction for Mr. Mullet), (3) a material adverse change in the executive’s benefits, contingent benefits or vacation, unless generally applicable to all senior officers of the Bank, (4) a relocation of more than 20 miles from Mountlake Terrace, Washington (50 miles for Mr. Mullet) or (5) a material demotion of the executive, including but not limited to a material diminution of the executive’s title, duties or responsibilities. Receipt of the severance payment is conditioned upon the executive signing a severance agreement containing a comprehensive release of claims.

Equity Awards. The 2013 Equity Incentive Plan and the 2018 Equity Incentive Plan provide for acceleration of awards if a recipient of an award terminates service early as a result of death or disability. The 2013

Equity Incentive Plan also provides that in connection with an actual change in control, all unexercisable options will become fully exercisable and all unvested awards of restricted stock will vest in full. The 2018 Equity Incentive Plan provides that if a change in control occurs prior to the vesting date of an award that is outstanding on the change in control date, and the participant experiences an involuntary separation from service, other than a termination for cause, during the 365‑day period following the change in control date, then the vesting date for such non-vested outstanding award will be accelerated to the date of the participant’s involuntary separation from service. However, if upon a change in control the successor to FS Bancorp either does not assume the outstanding award or replace it with an award that is determined by the Compensation Committee to be at least equivalent in value to the outstanding award on the change in control date, then the vesting date of such outstanding award will be accelerated to the change in control date.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are Directors Mansfield, Cofer-Wildsmith, Leech and Zavaglia. No members of this Committee were officers or employees of FS Bancorp or its subsidiaries during the year ended December 31, 2025 or as of March 20, 2026, nor were they formerly officers or had any relationships otherwise requiring disclosure.

Chief Executive Officer Pay Ratio

In August 2015 pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"), the SEC adopted Item 402(u) of Regulation S-K, requiring annual disclosure of the ratio of the annual total compensation of the Chief Executive Officer to the median employee’s annual total compensation. For 2025, this information is as follows:

Mr. Adams, Chief Executive Officer, annual total compensation:	$1,442,575
Median employee annual total compensation:	$57,860
Ratio of Chief Executive Officer to median employee compensation:	24 to 1

In determining the median employee, we used a listing of all full-time employees, excluding our Chief Executive Officer, as of December 31, 2025. To identify our median employee, we used the reported W‑2 income for 2025 of all full-time employees, including 401k and ESPP matching contributions, as our consistently applied compensation measure.

As a result of the flexibility permitted by Item 402(u), the method we used to determine our median employee may differ from the methods used by our peers, so the ratios may not be comparable.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Act, and item 402(v) of Regulation S-K, we are providing the following information about the relationship between compensation actually paid to our principal executive officer (“PEO”), Mr. Adams, and the named executive officers (“NEOs”) excluding Mr. Adams (non-PEO NEOs) and certain financial performance metrics of FS Bancorp using the methodology that has been prescribed by the SEC. Refer to the Compensation Discussion and Analysis in this proxy statement for a complete description of how executive compensation relates to Bank performance and how the Compensation Committee makes its decision.

					Value of initial fixed $100 investment based on:
Year	Summary compensation table total for PEO ($)(1)	Compensation actually paid to PEO ($)(2)	Average summary compensation table total for non-PEO NEOs ($)(1)	Average compensation actually paid to non-PEO NEOs ($)(2)	Total shareholder return ($)(3)	Peer group total shareholder return ($)(3)	Net income ($ in millions)	Return on assets (%)(4)
2025	1,442,575	1,414,166	678,780	429,669	172.94	160.37	33.3	1.06
2024	1,563,222	1,914,920	730,408	1,415,125	166.69	145.82	35.0	1.18
2023	1,373,368	1,330,694	630,571	852,623	145.83	123.35	36.1	1.27
2022	1,364,828	1,246,692	562,879	453,130	127.80	122.74	29.6	1.22
2021	1,876,843	2,345,458	1,362,986	1,921,658	124.78	139.21	37.4	1.71

(1)

The PEO for each year is Joseph C. Adams. The non-PEO NEOs for 2025 are Matthew D. Mullet, Phillip D. Whittington, Donn C. Costa and Shana C. Allen. The non-PEO NEOs for 2024 are Matthew D. Mullet, Shana C. Allen, Ben Crowl and Kelli Nielsen. The non-PEO NEOs for 2023 are Matthew D. Mullet, Donn C. Costa, Shana C. Allen, Kelli Nielsen and Dennis V. O’Leary. The non-PEO NEOs for 2022 are Matthew D. Mullet, Dennis V. O’Leary, Robert B. Fuller and Donn C. Costa. In 2021 and 2020, FS Bancorp was a smaller reporting company. The non-PEO NEOs for 2021 are Dennis V. O’Leary and Donn C. Costa.

(2)

The following amounts were deducted from/added to summary compensation table total compensation in accordance with the SEC-mandated adjustments to calculate compensation actually paid for the year ended December 31, 2025. The fair value of stock awards was determined using methodologies and assumptions developed in a manner substantively consistent with those used to determine the grant date fair value of such awards.

	PEO ($)	Average for non- PEO NEOs ($)
Summary compensation table total	1,442,575	678,780
Deduct grant date fair value of equity awards granted in fiscal year	(437,227)	(628,763)
Add fair value at fiscal year end of outstanding and unvested equity awards granted in fiscal year	551,756	524,181
Add change in fair value of outstanding and unvested equity awards granted in prior fiscal years	(114,066)	(117,710)
Add change in fair value as of vesting date of equity awards granted in prior fiscal years for which applicable vesting conditions were satisfied during the fiscal year	(28,872)	(26,819)
Compensation actually paid	1,414,166	429,669

(3)	Total Shareholder Return (“TSR”) assumes $100 invested in FS Bancorp common stock and the S&P U.S. SmallCap Banks Index on December 31, 2020 with all dividends reinvested.
(4)	We determined that return on assets is the most important financial measure used to link compensation actually paid to our NEOs for the most recently completed fiscal year to company performance.

Most Important Financial Performance Measures. As required by the SEC’s rules, the following is a list of the most important financial measures used to link “compensation actually paid” to our performance. The roles of each of these performance measures in our executive compensation programs is more thoroughly discussed in the Compensation Discussion and Analysis in this proxy statement, along with a description of how executive compensation relates to our performance and how the Compensation Committee makes its decisions.

●	Net Income
●	Net Interest Margin
●	Efficiency Ratio
●	Return on Assets
●	Relative Total Shareholder Return

Descriptions of the Information Presented in the Pay Versus Performance Table. The illustrations below compare “compensation actually paid” (as calculated in accordance with the SEC’s rules) and the following measures:

●	FS Bancorp’s cumulative TSR and the peer group’s cumulative TSR;
●	FS Bancorp’s Net Income; and
●	FS Bancorp’s Return on Assets.

PROPOSAL 2 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Act, we are required to periodically include in our annual meeting proxy statement and present at the meeting a non-binding shareholder resolution to approve the compensation of our named executive officers, as disclosed in the proxy statement pursuant to the compensation disclosure rules of the SEC. This proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to endorse or not endorse the compensation of FS Bancorp’s executives as disclosed in this proxy statement. The proposal will be presented at the annual meeting in the form of the following resolution:

RESOLVED, that the shareholders approve the compensation of FS Bancorp’s named executive officers as disclosed in the compensation tables and related material in the proxy statement for the 2026 annual meeting of shareholders.

This vote will not be binding on our Board of Directors or Compensation Committee and may not be construed as overruling a decision by the Board or create or imply any additional fiduciary duty on the Board. It will also not affect any compensation paid or awarded to any executive. The Compensation Committee and the Board may, however, consider the outcome of the vote when considering future executive compensation arrangements.

Our executive compensation policies are designed to establish an appropriate relationship between executive pay and the annual and long-term performance of FS Bancorp and 1st Security Bank, to reflect the attainment of short- and long-term financial performance goals, to enhance our ability to attract and retain qualified executive officers, and to align to the greatest extent possible the interests of management and shareholders. Our Board of Directors believes that our compensation policies and procedures achieve these objectives. The Board of Directors unanimously recommends that you vote FOR approval of the compensation of our named executive officers as disclosed in this proxy statement.

PROPOSAL 3 – ADOPTION OF THE FS BANCORP, INC. 2026 EQUITY INCENTIVE PLAN

Overview

On January 29, 2026, our Board of Directors unanimously adopted, subject to shareholder approval, the FS Bancorp, Inc. 2026 Equity Incentive Plan. The purposes of the plan are: (1) to promote the long-term growth and profitability of FS Bancorp; (2) to attract and retain individuals of outstanding competence; and (3) to provide participants with incentives that are closely linked to the interests of all shareholders of FS Bancorp.

The Board approved the 2026 Equity Incentive Plan to replace FS Bancorp’s existing 2018 Equity Incentive Plan, which is nearly depleted and no longer sufficient to support ongoing equity compensation needs. The proposed reserve of 315,000 shares (roughly 4.2% of common shares outstanding) is designed to provide an appropriate balance between maintaining competitive compensation practices and limiting potential shareholder dilution, and is expected to cover equity grant needs for approximately four years based on historical and planned usage.

The following summary is a brief description of the material features of the 2026 Equity Incentive Plan. This summary is qualified in its entirety by reference to the plan, a copy of which is attached to this proxy statement as Appendix A.

Summary

Administration. The 2026 Equity Incentive Plan will be administered by a committee appointed by the Board of Directors, which will consist of at least two members, each of whom is a non-employee director and an independent director, as those terms are defined in the plan. We have determined that our Compensation Committee will administer the plan. Among other things, the Committee will (1) interpret the plan, (2) adopt rules for the administration of the plan, (3) select persons to receive awards from among the eligible participants, and (4) determine the types of awards and the number of shares to be awarded to participants.

Awards. The 2026 Equity Incentive Plan provides for the grant of incentive stock options, within the meaning of Section 422 of the Internal Revenue Code of 1986, non-qualified stock options, which do not satisfy the requirements for treatment as incentive stock options, shares of restricted stock and restricted stock units. Subject to adjustments described below under “Adjustments in the Event of Business Reorganization”, FS Bancorp has reserved 315,000 shares of its common stock for issuance under the plan in connection with awards, which represents 4.2% of FS Bancorp’s common stock outstanding and fair market value of $11.7 million, based on the closing price of FS Bancorp’s common stock as of March 20, 2026, the voting record date.

Eligibility to Receive Awards. The Compensation Committee may grant awards under the 2026 Equity Incentive Plan to directors, directors emeriti, officers and employees of FS Bancorp and its affiliates. However, incentive stock options may only be awarded to employees. The Committee will select persons to receive awards among the eligible participants and determine the number of shares for each award granted. Currently, there are approximately 561 individuals who are eligible to receive awards under the plan.

Terms and Conditions of Stock Options. The Compensation Committee may grant stock options to purchase shares of our common stock at a price that is not less than the fair market value of the common stock on the date the option is granted. The fair market value is the closing sales price as quoted on Nasdaq. Stock options may not be exercised later than 10 years after the grant date. Subject to the limitations imposed by the provisions of the Internal Revenue Code, certain of the options granted under the 2026 Equity Incentive Plan to officers and employees may be designated as incentive stock options. The aggregate fair market value of the shares to be issued upon the exercise of incentive stock options that first vested during the year may not exceed $100,000 in any calendar year. Options that are not designated and do not otherwise qualify as incentive stock options are referred to as non-qualified stock options.

The Compensation Committee will determine the time or times at which a stock option may be exercised in whole or in part and the method or methods by which, and the forms in which, payment of the exercise price with respect to the stock option may be made. Unless otherwise determined by the Committee or set forth in the written award agreement evidencing the grant of the stock option, upon termination of service of the participant for any reason other than for cause, all stock options then currently exercisable by the participant shall remain exercisable for one year for terminations due to death, disability or retirement (age 65 or such other age provided for in the award agreement), for three months for other terminations or until the expiration of the stock option by its terms if sooner. Upon any termination of service for cause, all stock options not previously exercised shall immediately be forfeited.

Prohibition Against Option Repricing. Except as provided under “Adjustments in the Event of Business Reorganization,” neither the Compensation Committee nor the Board may amend or modify the exercise price of a stock option or cancel the stock option at a time when the exercise price is greater than the fair market value of FS Bancorp’s common stock in exchange for another award or other benefit, such as a cash payment.

Terms and Conditions of Restricted Stock and Restricted Stock Unit Awards. The Compensation Committee is authorized to grant restricted stock and restricted stock units. Restricted stock are shares of FS Bancorp common stock that are subject to a substantial risk of forfeiture and limits on transfer until the shares vest. Restricted stock units provide for payments, the value of which is determined by reference to shares of FS Bancorp common stock, payable in cash, shares of FS Bancorp common stock, or a combination thereof. Restricted stock units are subject to a substantial risk of forfeiture, but unlike restricted stock, payment of the restricted stock unit benefit can be deferred until after vesting occurs, with the time and form of such deferred payments being subject to applicable law. The Committee will establish a restricted period for the restricted stock or restricted stock unit award, as the case may be, subject to acceleration as described below under “Acceleration of Vesting”, during which, or at the expiration of which, the awards vest and shares of common stock awarded (or the restricted stock unit benefit) shall no longer be subject to forfeiture or restrictions on transfer.

With respect to restricted stock, during the vesting period, unless otherwise provided for in an award agreement, the recipient of restricted stock will have the power to vote his restricted stock. Any dividends paid with respect to restricted stock during the vesting period, or dividend equivalents in the case of restricted stock units, will be held on behalf of the award recipient until the award vests (and if such vesting is accelerated, then payment of the dividends will accelerate as well). If the award recipient does not vest in the restricted stock or restricted stock units, then the dividends (or dividend equivalents in the case of restricted stock units) related to that unvested restricted stock will be forfeited. In the case of restricted stock units, if the awardee elects to defer payment of his restricted stock unit benefit, then payment of the vested dividend equivalents will be deferred as well.

Except as provided under “Transferability of Awards”, shares of restricted stock generally may not be sold, assigned, transferred, pledged or otherwise encumbered by the participant before the shares vest. The Compensation Committee has the right to determine any other terms and conditions, not inconsistent with the 2026 Equity Incentive Plan, upon which a restricted stock or restricted stock unit award shall be granted.

Minimum One-Year Vest. No more than 15,750 shares (5% of total reserved shares) may be awarded under the plan, in total, that provide for an exercise date (in the case of options) or a vesting date (in the case of restricted stock or restricted stock units) that is earlier than the first anniversary of the date the award is granted.

Acceleration of Vesting. Unless otherwise provided in an award agreement, upon the termination of the award recipient’s service due to death or disability, all unvested awards under the 2026 Equity Incentive Plan shall become exercisable in the case of stock options, or vest in the case of restricted stock or restricted stock units, as of the date of termination. In addition, unless otherwise provided in an award agreement, if a change in control as defined in the 2026 Equity Incentive Plan occurs prior to the vesting date of an award that is outstanding on the change in control date, and the participant experiences an involuntary separation from service, other than a termination for cause, during the 365-day period following the change in control date, then the vesting date for such non-vested outstanding award will be accelerated to the date of the participant’s involuntary separation from service.

However, if upon the change in control the successor to FS Bancorp either does not assume the outstanding award or replace it with an award that is determined by the Compensation Committee to be at least equivalent in value to the outstanding award on the change in control date, then the vesting date of such outstanding award will be accelerated to the change in control date. Subject to compliance with applicable federal regulations, the Compensation Committee also has the authority, in its discretion, to accelerate the time at which any or all of the restrictions will lapse with respect to any awards, or to remove any or all of such restrictions, whenever it may determine that this action is appropriate by reason of changes in applicable tax or other laws or other changes in circumstances occurring after the grant date.

Forfeiture of Awards. If the holder of an unvested award terminates service other than due to death, disability or a change in control, other than as described above in “Acceleration of Vesting”, the unvested award will be forfeited by the holder. Upon any termination of service for cause, all stock options not previously exercised shall be forfeited immediately by the holder.

Transferability of Awards. Stock options and unvested restricted stock or restricted stock unit awards may be transferred upon the death of the holder to whom it was awarded (to persons designated as beneficiary(ies) or to the holder’s estate absent a designation or if no beneficiary exists), by will or the laws of inheritance, or pursuant to a domestic relations order. Furthermore, the Compensation Committee may approve the transfer of non-qualified stock options and restricted stock awards to certain family members.

Amendment and Termination of the Plan. The 2026 Equity Incentive Plan shall continue in effect for a term of 10 years, after which no further awards may be granted. The Board of Directors may at any time amend, suspend or terminate the plan or any portion thereof, except to the extent shareholder approval is necessary or required for purposes of any applicable federal or state law or regulation or the rules of any stock exchange or automated quotation system on which our common stock may then be listed or quoted. Shareholder approval will generally be required with respect to an amendment to the plan that will: (1) increase the aggregate number of securities that may be issued under the plan, except as specifically set forth under the plan; (2) materially increase the benefits accruing to participants under the plan; (3) materially change the requirements as to eligibility for participation in the plan; or (4) change the class of persons eligible to participate in the plan. No amendment, suspension or termination of the plan, however, will impair the rights of any participant, without his or her consent, in any award already granted. All awards are subject to clawback provisions as required by law, rule, regulation or stock exchange listing, or a policy related thereto.

Adjustments in the Event of Business Reorganization

In the event any recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, exchange of shares or other securities, stock dividend or other special and nonrecurring dividend or distribution, liquidation, dissolution or other similar corporate transaction or event, affects the shares of FS Bancorp’s common stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants, the Compensation Committee must, in such manner as it deems equitable, adjust the number of shares as to which future awards may be made and the number of shares subject to and exercise prices of outstanding awards.

Important Considerations

The 2026 Equity Incentive Plan contains a number of provisions that we believe are consistent with, and protective of, the interests of shareholders, our compensation philosophy, recent developments in compensation practices and sound corporate governance practices, including:

●	No liberal share counting. The 2026 Equity Incentive Plan prohibits the reuse of shares withheld or delivered to satisfy the exercise price of an option or to satisfy tax withholding requirements.

●

No repricing of stock options. The 2026 Equity Incentive Plan prohibits the repricing of stock options, or the exchange of a stock option at a time when the exercise price exceeds the fair market value of the shares (i.e., when the shares are “underwater”).

●	No discounted stock options. All stock options must have an exercise price equal to or greater than the fair market value of the underlying common stock on the date of grant.

●

Dividend/dividend equivalent rights payments subject to vesting of award. Dividend payments on restricted stock or dividend equivalent rights issued on restricted stock units may only be distributed if the underlying award vests.

●

Double trigger. The 2026 Equity Incentive Plan includes “double trigger” provisions that provide that in order to accelerate the vesting of nonvested awards after a change in control, a participant must be involuntarily terminated (other than for cause) within 365 days after a change in control, unless the successor to FS Bancorp does not assume the award or provide an equivalent benefit.

FS Bancorp currently maintains the 2018 Equity Incentive Plan. Awards granted pursuant to the 2018 plan and outstanding as of March 20, 2026, will not be affected by adoption of the 2026 Equity Incentive Plan. If shareholders approve the 2026 Equity Incentive Plan, no further awards will be granted under the 2018 Equity Incentive Plan and the remaining 52,060 stock options and 500 restricted stock awards available for grant under the 2018 plan will be canceled.

Information Regarding Share Usage and Potential Dilution

The following table provides information as of March 20, 2026, regarding potential shareholder dilution following approval of the 2026 Equity Incentive Plan.

Shares Underlying Outstanding Awards:
Full-value awards	102,971
Stock options (1)	658,623
Shares Available for Future Awards:
Under the 2018 Equity Incentive Plan	0
Under the 2026 Equity Incentive Plan	315,000
Common shares outstanding (CSO)	7,501,542
Total Overhang (shares underlying outstanding awards plus shares available for future awards, as a % of CSO)	14.4%
(1)	Stock options outstanding have a weighted-average exercise price of $33.47 and a weighted-average remaining term of 6.4 years.

In determining the number of shares of common stock to allocate to the 2026 Equity Incentive Plan, the Board considered various factors, including potential dilution, industry plan cost standards, historical grant practices and anticipated equity compensation needs. The potential dilution to current shareholders (or overhang) that could result from the future issuance of shares available under the 2026 Equity Incentive Plan, in addition to shares subject to awards outstanding under the prior plan, would be approximately 14.4%.

Federal Income Tax Consequences

The following discussion provides a general overview of the federal tax consequences that apply to non-qualified stock options, incentive stock options and restricted stock awards, as of the date of this proxy statement.

Non-qualified Stock Options. Under current federal tax law, the non-qualified stock options granted under the 2026 Equity Incentive Plan will not result in any taxable income to the optionee or any tax deduction to FS Bancorp at the time of grant. Upon the exercise of a non-qualified stock option, the excess of the market value of the shares acquired over their exercise price is taxable to the optionee as compensation income and is generally deductible by FS Bancorp. The optionee’s tax basis for the shares is the market value of the shares at the time of exercise.

Incentive Stock Options. Neither the grant nor the exercise of an incentive stock option under the 2026 Equity Incentive Plan will result in any federal tax consequences to either the optionee or FS Bancorp, although the difference between the market price on the date of exercise and the exercise price is an item of adjustment included for purposes of calculating the optionee’s alternative minimum tax. Except as described below, at the time the optionee sells shares acquired pursuant to the exercise of an incentive stock option, the excess of the sale price over the exercise price will qualify as a long-term capital gain if the applicable holding period is satisfied. If the optionee disposes of the shares within two years of the date of grant or within one year of the date of exercise, an amount equal to the lesser of (a) the difference between the fair market value of the shares on the date of exercise and the exercise price, or (b) the difference between the exercise price and the sale price will be taxed as ordinary income and FS Bancorp will be entitled to a deduction in the same amount. The excess, if any, of the sale price over the sum of the exercise price and the amount taxed as ordinary income will qualify as long-term capital gain if the applicable holding period is satisfied. If the optionee exercises an incentive stock option more than three months after his or her termination of employment, he or she generally is deemed to have exercised a non-qualified stock option. The time frame in which to exercise an incentive stock option is extended in the event of the death or disability of the optionee.

Restricted Stock Awards. Recipients of restricted shares granted under the 2026 Equity Incentive Plan will recognize ordinary income on the date that the shares are no longer subject to a substantial risk of forfeiture, in an amount equal to the fair market value of the shares on that date. In certain circumstances, a holder may elect to recognize ordinary income and determine the fair market value on the date of the grant of the restricted stock. In that case, upon a subsequent sale of the shares, the holder will recognize capital gain on loss based on the difference between the amount received and the amount previously recognized as ordinary income. Recipients of shares granted under the plan will also recognize ordinary income equal to their dividend payments when these payments are received.

Proposed Awards Under the Plan

No awards have been proposed under the 2026 Equity Incentive Plan as of the date of this proxy statement.

Voting Recommendation

The Board of Directors recommends that shareholders vote FOR adoption of the FS Bancorp, Inc. 2026 Equity Incentive Plan.

Equity Compensation Plan Information

The following table summarizes share and exercise price information regarding our equity compensation plans as of December 31, 2025.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders:
2018 Equity Incentive Plan	658,623	33.47	52,560
Equity compensation plans not approved by security holders:	N/A		N/A
Total	658,623	33.47	52,560

AUDIT COMMITTEE MATTERS

The Audit Committee operates pursuant to a charter approved by our Board of Directors. The Audit Committee reports to the Board of Directors and is responsible for overseeing and monitoring our financial accounting and reporting, the system of internal controls established by management and the audit process. The Audit Committee charter sets out the responsibilities, authority and specific duties of the Audit Committee. The charter specifies, among other things, the structure and membership requirements of the Audit Committee, as well as the relationship of the Audit Committee to the independent registered public accounting firm, the internal audit department and management of FS Bancorp.

The Audit Committee of the FS Bancorp Board of Directors reports as follows with respect to FS Bancorp’s audited financial statements for the fiscal year ended December 31, 2025:

●	The Audit Committee has reviewed and discussed the 2025 audited financial statements with management;

●

The Audit Committee has discussed with the independent registered public accounting firm, Baker Tilly US, LLP, the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board;

●

The Audit Committee has received written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm its independence from FS Bancorp; and

●

The Audit Committee has, based on its review and discussions with management of the 2025 audited financial statements and discussions with the independent registered public accounting firm, recommended to the Board of Directors that FS Bancorp’s audited financial statements for the year ended December 31, 2025 be included in its Annual Report on Form 10‑K.

The foregoing report is provided by the following directors, who constitute the Audit Committee:

Audit Committee:	Ted A. Leech (Chair) Pamela M. Andrews Terri L. Degner Michael J. Mansfield Marina Cofer-Wildsmith

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under such acts.

PROPOSAL 4 – RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed Baker Tilly US, LLP (“Baker Tilly”) as our independent registered public accounting firm for the year ending December 31, 2026 and that appointment is being submitted to shareholders for ratification. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the appointment of Baker Tilly to our shareholders for ratification as a matter of good corporate practice. If the appointment is not ratified, the Audit Committee will consider whether it is appropriate to select another registered public accounting firm. Even if the appointment is ratified, the Audit Committee in its discretion may appoint a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of FS Bancorp and our shareholders. A representative of Baker Tilly will be present at the annual meeting to respond to shareholders’ questions and will have the opportunity to make a statement if he or she so desires.

The Board of Directors unanimously recommends that you vote FOR the ratification of the appointment of Baker Tilly as our independent registered public accounting firm.

On June 3, 2025, FS Bancorp was notified that Moss Adams LLP (“Moss Adams”), its independent registered public accounting firm, merged with Baker Tilly, effective on June 3, 2025. The combined audit practices operate as Baker Tilly. In connection with the merger, Moss Adams resigned as FS Bancorp’s auditor and the Audit Committee approved the appointment of Baker Tilly as the successor to Moss Adams, as FS Bancorp’s independent registered public accounting firm.

The audit reports of Moss Adams on FS Bancorp’s consolidated financial statements for the years ended December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024, and internal control over financial reporting as of December 31, 2024, did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2024 and 2023, and the subsequent interim period through June 3, 2025, there were no (a) disagreements with Moss Adams on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Moss Adams’ satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its reports on FS Bancorp’s financial statements, or (b) reportable events requiring disclosure pursuant to Item 304(a)(1)(v) of Regulation S-K.

During the years ended December 31, 2024 and 2023, and the subsequent interim period through June 3, 2025, neither FS Bancorp, nor anyone on its behalf, consulted with Baker Tilly regarding: (i) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on FS Bancorp’s financial statements; or (ii) any matter that was either the subject of a “disagreement,” as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to that item, or a “reportable event,” as described in Item 304(a)(1)(v) of Regulation S-K.

The following table sets forth the aggregate fees billed to us by Baker Tilly, and prior to the merger, Moss Adams, for professional services rendered for the fiscal years ended December 31, 2025 and 2024, respectively.

	Year ended December 31,
	2025	2024
Audit fees	$514,944	$562,421
Audit-related fees (1)	18,900	45,950
Tax fees (2)	130,818	242,137
All other fees	--	--
Total	$664,662	$850,507

(1) Audit-related fees include services and costs in connection with FS Bancorp’s quarterly reviews and compliance audits.
(2) Tax fees include services and costs in connection with preparation of FS Bancorp’s federal tax return and assistance with state and local tax matters.

The Audit Committee pre-approves all audit and permissible non-audit services to be provided by the independent registered public accounting firm and the estimated fees for these services in connection with its annual review of its charter. In considering non-audit services, the Audit Committee will consider various factors, including but not limited to, whether it would be beneficial to have the service provided by the independent registered public accounting firm and whether the service could compromise the independence of the independent registered public accounting firm. All of the services provided by Baker Tilly in the year ended December 31, 2025 were approved by the Audit Committee.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act requires our executive officers and directors, and persons who own more than 10% of any registered class of FS Bancorp’s equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% shareholders are required by regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms we have received and written representations provided to us by the above-referenced persons, we believe that, during the fiscal year ended December 31, 2025, all filing requirements applicable to our reporting officers, directors and greater than 10% shareholders were properly and timely complied with.

MISCELLANEOUS

The Board of Directors is not aware of any business to come before the annual meeting other than those matters described in this proxy statement. However, if any other matters should properly come before the meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

We will bear the cost of solicitation of proxies, and will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of FS Bancorp’s common stock. We have engaged Regan & Associates, Inc. to assist in the distribution and solicitation of proxies for a fee of $15,000 (including out-of-pocket expenses). Regan & Associates, Inc. will assist with fulfillment of the broker-dealer search notification requirement, ensure actual delivery of proxy materials and solicit proxies from both street name and registered shareholders. Our directors, officers and employees may also supplement the proxy solicitor’s solicitation of proxies personally, electronically or by telephone without additional compensation.

Our annual report to shareholders, including the Annual Report on Form 10‑K, has been mailed to all shareholders of record as of the close of business on the record date. Any shareholder who has not received a copy of the annual report may obtain a copy by writing to the Secretary, FS Bancorp, Inc., 6920 220th Street SW, Mountlake Terrace, Washington 98043. The annual report is not to be treated as part of the proxy solicitation material or as having been incorporated herein by reference.

SHAREHOLDER PROPOSALS

Our Articles of Incorporation provide that in order for a shareholder to make nominations for the election of directors or proposals for business to be brought before a meeting, a shareholder must deliver notice of such nominations and/or proposals to the Secretary not less than 30 nor more than 60 days prior to the date of the meeting; provided that if less than 31 days’ notice of the meeting is given to shareholders, such written notice must be delivered not later than the close of the tenth day following the day on which notice of the meeting was mailed to shareholders. We anticipate that, in order to be timely, shareholder nominations or proposals intended to be made at the annual meeting must be delivered by April 22, 2026. As specified in the Articles of Incorporation, the notice with respect to nominations for election of directors must set forth certain information regarding each nominee for election as a director, including the person’s name, age, business address and number of shares of common stock held, a written consent to being named as a nominee and to serving as a director, if elected, and certain other information regarding the shareholder giving such notice. The notice with respect to business proposals to be brought before the annual meeting must state the shareholder’s name, address and number of shares of common stock held, a brief discussion of the business to be brought before the annual meeting, the reasons for conducting such business at the meeting, and any interest of the shareholder in the proposal.

Shareholder proposals intended to be presented at next year’s annual meeting of shareholders must be received at the executive office at 6920 220th Street SW, Mountlake Terrace, Washington 98043, no later than December 7, 2026 to be considered for inclusion in the proxy materials and the form of proxy relating to that meeting. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act, and as with any shareholder proposal (regardless of whether included in our proxy materials), our Articles of Incorporation and Bylaws. Shareholders who intend to solicit proxies in support of director nominees other than our nominees at next year’s annual meeting of shareholders must provide notice that sets forth the information required under Rule 14a-19 of the Securities Exchange Act no later than March 22, 2027.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Matthew D. Mullet

MATTHEW D. MULLET
SECRETARY

Mountlake Terrace, Washington
April 6, 2026

APPENDIX A

FS Bancorp, Inc.
2026 Equity Incentive Plan

ARTICLE I
ESTABLISHMENT, PURPOSE AND DURATION

Section 1.1         Establishment of the Plan.

FS Bancorp, Inc. (the “Company”) hereby establishes an incentive compensation plan to be known as the “FS Bancorp, Inc. 2026 Equity Incentive Plan” (the “Plan”), as set forth in this document. The Plan permits the granting of Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock and Restricted Stock Units.

The Plan was originally adopted on January 29, 2026 by the Board, and became effective on _____________, 2026 (the “Effective Date”) the date the Plan was approved by the Company’s shareholders.

No further awards will be made under any previously adopted equity incentive or similar plan once this Plan is approved by the Company shareholders.

Section 1.2         Purpose of the Plan.

The purpose of the Plan is to promote the long-term growth and profitability of FS Bancorp, Inc., to provide Plan Participants with an incentive to achieve corporate objectives, to attract and retain individuals of outstanding competence and to provide Plan Participants with incentives that are closely linked to the interests of all shareholders of FS Bancorp, Inc. The Plan is not intended to expose the Company to imprudent risks.

Section 1.3          Duration of the Plan.

Subject to approval by the shareholders of the Company, the Plan shall commence on the Effective Date, and shall remain in effect, subject to the right of the Board to terminate the Plan at any time pursuant to Article VIII herein. However, in no event may an Award be granted under the Plan on or after the tenth anniversary of the Effective Date. Nor may an Incentive Stock Option be granted under the Plan on or after the tenth anniversary of the date the Plan was adopted by the Board.

ARTICLE II
DEFINITIONS

The following definitions shall apply for the purposes of this Plan, unless a different meaning is plainly indicated by the context:

Affiliate means any “parent corporation” or “subsidiary corporation” of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

Award means the grant by the Committee of an Incentive Stock Option, a Non-Qualified Stock Option, or a Restricted Stock Award.

Award Agreement means a written instrument evidencing an Award under the Plan and establishing the terms and conditions thereof.

Beneficiary means the Person designated by a Participant to receive any Shares subject to a Restricted Stock Award made to such Participant that become distributable, or to have the right to exercise any Option granted to such Participant that is exercisable, following the Participant’s death.

Board means the Board of Directors of FS Bancorp, Inc. and any successor thereto.

Change in Control means any of the following events:

(a)    any third Person, including a “group” as defined in Section 13(d)(3) of the Exchange Act, that becomes the beneficial owner of Shares with respect to which 25 percent or more of the total number of votes that may be cast for the election of the Board (other than a tax-qualified plan of the Company or its Affiliate);

(b)    consummation of a plan of reorganization, merger, acquisition, consolidation, sale of all or substantially all of the assets of the Company or a similar transaction in which the Company is not the resulting entity;

(c)    as a result of, or in connection with, any cash tender offer, merger or other business combination, sale of assets or contested election(s), or combination of the foregoing, the individuals who were members of the Incumbent Board cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date of adoption of this Plan whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company’s shareholders was approved by the nominating committee serving under an Incumbent Board, shall be considered a member of the Incumbent Board; or

(d)    a tender offer or exchange offer for 25 percent or more of the total outstanding Shares is completed (other than such an offer by the Company).

Code means the Internal Revenue Code of 1986, as amended from time to time.

Committee means the Committee described in Article IV.

Company means FS Bancorp, Inc., a Washington corporation, and any successor thereto.

Director means any individual who is a member of the Board or the board of directors of an Affiliate who is not currently an Employee, or a director emeritus.

Disability means a total and permanent disability, within the meaning of Section 22(e)(3) of the Code, as determined by the Committee in good faith, upon receipt of sufficient competent medical advice from one or more individuals, selected by the Committee, who are qualified to give professional medical advice.

Domestic Relations Order means a domestic relations order that satisfies the requirements of Section 414(p)(1)(B) of the Code, or any successor provision, as if such section applied to the applicable Award.

Employee means a full-time or part-time employee of the Company or an Affiliate. Directors who are not otherwise employed by the Company or an Affiliate shall not be considered Employees under the Plan.

Effective Date means the date on which the Plan is approved by the shareholders of FS Bancorp, Inc.

Exchange Act means the Securities Exchange Act of 1934, as amended.

Exercise Period means the period during which an Option may be exercised.

Exercise Price means the price per Share at which Shares subject to an Option may be purchased upon exercise of the Option. If the Fair Market Value (as defined below) for Exercise Price purposes is determined to be less than fair market value of the underlying Shares as determined under Section 409A (the “Section 409A Fair Market Value”), then the Exercise Price shall automatically adjust to be the Section 409A Fair Market Value. The Committee may take such actions as it determines necessary to carry out the preceding sentence.

Fair Market Value means, with respect to a Share on a specified date:

(a)    If the Shares are listed on any National Exchange, the closing sales price for such stock (or the closing bid, if no sales were reported) as reported on that exchange on the applicable date, or if the applicable date is not a trading day, on the trading day immediately preceding the applicable date;

(b)    If the Shares are not listed on a National Exchange but are traded on the over-the-counter market or other similar system, the mean between the closing bid and the asked price for the Shares at the close of trading in the over-the-counter market or other similar system on the applicable date, or if the applicable date is not a trading day, on the trading day immediately preceding the applicable date; and

(c)    In the absence of such markets for the Shares, the Fair Market Value shall be determined in good faith by the Committee.

In no event shall the Fair Market Value for Exercise Price purposes be less than the Fair Market Value of the underlying Shares as determined under Section 409A.

Family Member means with respect to any Participant, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, registered domestic partner (as determined under state law), sibling, niece, nephew, mother-in-law, father‐ in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests.

Incentive Stock Option means a right to purchase Shares that is granted to an Employee that is designated by the Committee to be an Incentive Stock Option and that satisfies the requirements of Section 422 of the Code.

Incumbent Board means the members of the Board on the date of adoption of this Plan.

Involuntary Separation from Service means an “involuntary separation from service” within the meaning of United States Treasury Regulations Section 1.409A-1(n), which shall include a voluntary separation from service for good reason as defined therein. An Involuntary Separation from Service does not include a Termination for Cause.

National Exchange means any U.S. national securities exchange registered under the Exchange Act.

Non-Qualified Stock Option means a right to purchase Shares that are not Incentive Stock Options.

Option means either an Incentive Stock Option or a Non-Qualified Stock Option.

Option Holder means, at any relevant time with respect to an Option, the person having the right to exercise the Option.

Participant means any Employee or Director who is selected by the Committee to receive an Award.

Period of Restriction means the period during which the entitlement of a Participant under an Award is limited in some way or subject to forfeiture, in whole or in part, based on the passage of time, the satisfaction of performance conditions, or upon the occurrence of other events as determined by the Committee, in its discretion, or as stated in the Award Agreement. For the avoidance of doubt, different Periods of Restrictions may apply with respect to each Share underlying an Award, rather than a single Period of Restriction for the full Award or all of the Shares to which that underlying that Award relates.

Person means an individual, a corporation, a partnership, a limited liability company, an association, a joint-stock company, a trust, an estate, an unincorporated organization and any other business organization or institution.

Plan means this FS Bancorp, Inc. 2026 Equity Incentive Plan, as amended from time to time.

Restricted Stock means an award of Shares granted subject to a Period of Restriction pursuant to Article VI.

Restricted Stock Award means an award of Restricted Stock or Restricted Stock Units pursuant to Article VI.

Restricted Stock Units means an Award denominated in units subject to a Period of Restriction granted pursuant to Article VI.

Retirement means, except as may otherwise be provided in an Award, (i) in the case of an Employee, the termination of a Participant’s employment with the Company and its Affiliates, other than a Termination for Cause, after the Participant has attained the retirement age set forth in the Award (or if no such retirement age is provided, age 65), and (ii) with respect to non-employee Directors, the termination of Service as a Director of the Company and its Affiliates or any successors thereto after reaching normal retirement age as established by the Company, other than a Termination for Cause.

Section 409A means Section 409A of the Code and any regulations or guidance of general applicability thereunder.

Service means, unless the Committee provides otherwise in an Award Agreement, service in any capacity as a Director or Employee of the Company or any Affiliate.

Share means a share of common stock, par value $.01 per share, of FS Bancorp, Inc.

Termination of Service means the Participant’s complete termination of Service.

Termination for Cause means termination of Service upon an intentional failure to perform stated duties, a breach of a fiduciary duty involving personal dishonesty which results in material loss to the Company or one of its Affiliates or a willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or a final cease-and-desist order which results in material loss to the Company or one of its Affiliates. No act or failure to act on a Participant’s part shall be considered willful unless done, or omitted to be done, not in good faith and without reasonable belief that the action or omission was in the best interest of the Company. Notwithstanding the above, if a Participant is subject to a different definition of termination for cause in an employment or severance or similar agreement with the Company or any Affiliate, such other definition shall control.

Vesting Date means, as the case may be, the date on which an Option becomes eligible to be exercised, or the date on which a share of Restricted Stock or a Restricted Stock Unit ceases to be forfeitable, i.e., at the end of the Period of Restriction where the conditions therein have been satisfied.

ARTICLE III
AVAILABLE SHARES

Section 3.1         Shares Available Under the Plan.

The aggregate number of Shares representing Awards shall not exceed 315,000 Shares.

Section 3.2         Shares Available for Options.

The maximum aggregate number of Shares with respect to which Options may be granted under the Plan shall be 315,000 Shares. The maximum aggregate number of Shares with respect to which Incentive Stock Options may be granted under the Plan shall be 315,0000 Shares.

Section 3.3         Shares Available for Restricted Stock Awards; Limitation on Annual Restricted Stock Awards; Shares Available for Restricted Stock Awards.

(a)         The maximum aggregate number of Restricted Stock Awards that may be granted under the Plan shall not exceed 315,000 Shares.

(b)         The Shares with respect to which Restricted Stock Awards may be made under the Plan may be either authorized and unissued Shares or previously issued Shares that have been reacquired by the Company (subject to applicable law and any required regulatory approvals).

Section 3.4         Limitation on Awards to Directors.

The aggregate Fair Market Value of Shares subject to Awards (of whatever nature) granted to any Director as compensation for services rendered as a Board member during any calendar year may not exceed $250,000.

Section 3.5         Computation of Shares Issued; Adjustment.

For purposes of this Article III, Shares shall be considered issued pursuant to this Plan if they become subject to an Option Award or a Restricted Stock Award. If any Award granted under this Plan terminates, expires, or lapses for any reason, any Shares subject to such Award again shall be available for the grant of an Award under the Plan. Shares used to pay the Exercise Price of an Option and Shares used to satisfy tax withholding obligations shall not be available for future Awards under this Plan. Awards that are not settled in Shares shall count against the limit. All Share numbers provided in this Article III shall be subject to adjustment under Article VIII.

ARTICLE IV
ADMINISTRATION

Section 4.1         Committee.

(a)         This Plan shall be administered by a Committee appointed by the Board for that purpose, consisting of not less than two (2) members of the Board. Each member of the Committee shall be a “Non-Employee Director” within the meaning of Rule 16b-3(b)(3)(i) under the Exchange Act or a successor rule or regulation and an “Independent Director,” and shall satisfy any other membership requirements, under the corporate governance rules and regulations imposing independence and other membership standards on committees performing similar functions promulgated by any National Exchange or quotation system on which the Shares are listed.

(b)         The act of a majority of the members present at a meeting duly called and held shall be the act of the Committee. Any decision or determination reduced to writing and signed by all members shall be as fully effective as if made by unanimous vote at a meeting duly called and held.

(c)         The Committee’s decisions and determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated.

Section 4.2         Committee Powers.

Subject to the terms and conditions of the Plan and such limitations as may be imposed by the Board, the Committee shall be responsible for the overall management and administration of the Plan and shall have such authority as shall be necessary or appropriate in order to carry out its responsibilities, including, without limitation, the authority:

(a)    to interpret and construe the Plan, and to determine all questions that may arise under the Plan as to eligibility for participation in the Plan, and the number of Shares subject to Awards to be issued or granted;

(b)    with the consent of the Participant, to the extent deemed necessary by the Committee, to amend or modify the terms of any outstanding Award or accelerate or defer the Vesting Date thereof;

(c)    to adopt rules and regulations and to prescribe forms for the operation and administration of the Plan; and

(d)    to take any other action not inconsistent with the provisions of the Plan that it may deem necessary or appropriate.

All decisions, determinations and other actions of the Committee made or taken in accordance with the terms of the Plan shall be final and conclusive and binding upon all parties having an interest therein.

ARTICLE V
STOCK OPTIONS

Section 5.1         Grant of Options.

(a)         Subject to the limitations of this Plan, the Committee may, in its discretion, grant to a Participant an Option to purchase Shares. An Option must be designated as either an Incentive Stock Option or a Non-Qualified Stock Option at the time of grant and, if not designated as either, shall be a Non-Qualified Stock Option. Only Employees may receive Incentive Stock Options.

(b)         Any Option granted shall be evidenced by an Award Agreement which shall:

(i)         specify the number of Shares covered by the Option;

(ii)         specify the Exercise Price;

(iii)         specify the Exercise Period;

(iv)         specify the Vesting Date; and

(v)         contain such other terms and conditions not inconsistent with the Plan as the Committee may, in its discretion, prescribe. No Option terms shall be permitted that would cause the Option to be subject to Section 409A.

Section 5.2         Size of Option.

Subject to the restrictions of this Plan, the number of Shares as to which a Participant may be granted Options shall be determined by the Committee, in its discretion.

Section 5.3         Exercise Price.

The price per Share at which an Option may be exercised shall be determined by the Committee, in its discretion; provided, however, that the Exercise Price shall not be less than the Fair Market Value of a Share on the date on which the Option is granted.

Section 5.4         Exercise Period.

The Exercise Period during which an Option may be exercised shall commence on the Vesting Date. It shall expire on the earliest of:

(a)    the date specified by the Committee in the Award Agreement;

(b)    unless otherwise determined by the Committee or set forth in the Award Agreement, the last day of the three-month period commencing on the date of the Participant’s termination of Service, other than on account of death, Disability, Retirement or a Termination for Cause;

(c)    unless otherwise determined by the Committee or set forth in the Award Agreement, the last day of the one-year period commencing on the date of the Participant’s termination of Service due to death, Disability or Retirement;

(d)    as of the time and on the date of the Participant’s termination of Service due to a Termination for Cause; or

(e)    the last day of the ten-year period commencing on the date on which the Option was granted.

An Option that remains unexercised at the close of business on the last day of the Exercise Period shall be canceled without consideration at the close of business on that date.

Section 5.5         Vesting Date.

(a)         Subject to any restrictions set forth in this Plan:

(i)           the Vesting Date for each Option Award shall be determined by the Committee and specified in the Award Agreement; and

(ii)         notwithstanding Section 5.5(a)(i), no more than 15,750 Shares may be awarded, in total and over the life of the Plan, whether pursuant to an Option or a Restricted Stock Award, with a Vesting Date that is earlier than the first anniversary of the date the Award is granted (taking into account Shares whose Vesting Date is accelerated by the Committee pursuant to Section 4.2 to a date that is earlier than the first anniversary of the date the Award is granted).

(b)         Unless otherwise determined by the Committee or specified in the Award Agreement:

(i)         if the Participant of an Option Award experiences a Termination of Service prior to the Vesting Date for any reason other than death, Disability or a Change in Control, any unvested Option shall be forfeited without consideration;

(ii)       if the Participant of an Option Award experiences a Termination of Service prior to the Vesting Date on account of death or Disability, the Vesting Date shall be accelerated to the date of the Participant’s termination of Service; and

(iii)        notwithstanding Section 5.5(a), if a Change in Control occurs prior to the Vesting Date of an Option Award that is outstanding on the date of the Change in Control, and the Participant experiences an Involuntary Separation from Service other than a Termination for Cause during the 365-day period following the date of such Change in Control, then the Vesting Date for any non-vested Option Award shall be accelerated to the date of the Participant’s Involuntary Separation from Service. Notwithstanding the preceding sentence, if at the effective time of the Change in Control the successor to the Company’s business and/or assets does not either assume the outstanding Option Award or replace the outstanding Option Award with an award that is determined by the

Committee to be at least equivalent in value to such outstanding Option Award on the date of the Change in Control, then the Vesting Date of such outstanding Option Award shall be accelerated to the earliest date of the Change in Control.

Section 5.6         Additional Restrictions on Incentive Stock Options.

An Option designated by the Committee to be an Incentive Stock Option shall be subject to the following provisions:

(a)    Notwithstanding any other provision of this Plan to the contrary, no Participant may receive an Incentive Stock Option under the Plan if such Participant, at the time the Option is granted, owns (after application of the rules contained in Section 424(d) of the Code) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or its Affiliates, unless (i) the option price for such Incentive Stock Option is at least 110 percent of the Fair Market Value of the Shares subject to such Incentive Stock Option on the date of grant and (ii) such Option is not exercisable after the date five years from the date such Incentive Stock Option is granted.

(b)    Each Participant who receives Shares upon exercise of an Option that is an Incentive Stock Option shall give the Company prompt notice of any sale of Shares prior to a date which is two years from the date the Option was granted or one year from the date the Option was exercised. Such sale shall disqualify the Option as an Incentive Stock Option.

(c)    The aggregate Fair Market Value (determined with respect to each Incentive Stock Option at the time such Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plan of the Company or an Affiliate) shall not exceed $100,000 and the term of the Incentive Stock Option shall not be more than ten years.

(d)    Any Option under this Plan which is designated by the Committee as an Incentive Stock Option but fails, for any reason, to meet the foregoing requirements shall be treated as a Non-Qualified Stock Option.

Section 5.7         Method of Exercise.

(a)         Subject to the limitations of this Plan and the Award Agreement, an Option Holder may, at any time on or after the Vesting Date and during the Exercise Period, exercise his or her right to purchase all or any part of the Shares to which the Option relates that have become vested; provided, however, that the minimum number of Shares which may be purchased at any time shall be 100, or, if less, the total number of Shares relating to the Option which remain un-purchased. An Option Holder shall exercise an Option to purchase Shares by:

(i)         giving written notice to the Committee, in such form and manner as the Committee may prescribe, of his or her intent to exercise the Option;

(ii)         delivering full payment for the Shares as to which the Option is to be exercised; and

(iii)         satisfying such other conditions as may be prescribed in the Award Agreement.

(b)         The Exercise Price of the Shares to be purchased upon exercise of any Option shall be paid in full:

(i)         in cash (by certified or bank check or such other instrument, or in such manner as the Company may accept or approve); or

(ii)         if and to the extent permitted by the Committee, in the form of Shares already owned by the Option Holder as of the exercise date and having an aggregate Fair Market Value on the date the Option is exercised equal to the aggregate Exercise Price to be paid; or

(iii)         if and to the extent permitted by the Committee, by the Company withholding Shares otherwise issuable upon the exercise having an aggregate Fair Market Value on the date the Option is exercised equal to the aggregate Exercise Price to be paid; or

(iv)         by any combination thereof.

Payment for any Shares to be purchased upon exercise of an Option may also be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the purchase price and applicable tax withholding amounts (if any), in which event the Shares acquired shall be delivered to the broker promptly following receipt of payment.

(c)         When the requirements of this Section have been satisfied, the Committee shall take such action as is necessary to cause the Shares to be issued, evidencing the Option Holder's ownership of such Shares. The Person exercising the Option shall have no right to vote or to receive dividends, nor have any other rights with respect to the Shares, prior to the date the Shares are transferred to such Person on the stock transfer records of the Company, and no adjustments shall be made for any dividends or other rights for which the record date is prior to the date as of which the transfer is effected.

Section 5.8         Limitations on Options.

(a)         An Option by its terms shall not be transferable by the Option Holder other than by will or the laws of descent and distribution, or pursuant to the terms of a Domestic Relations Order, and shall be exercisable, during the life of the Option Holder, only by the Option Holder or an alternate payee designated pursuant to such a Domestic Relations Order; provided, however, that a Participant may, at any time at or after the grant of a Non-Qualified Stock Option under this Plan, apply to the Committee for approval to transfer all or any portion of such Non-Qualified Stock Option which is then unexercised to such Participant’s Family Member; and provided further, than an Incentive Stock Option may be transferred to a trust if, under Section 671 of the Code and applicable state law, the Participant is considered the sole beneficial owner of the Incentive Stock Option while it is held by the trust. The Committee may approve or withhold approval of such transfer in its sole and absolute discretion. If such transfer is approved, it shall be effected by written notice to the Company given in such form and manner as the Committee may prescribe and actually received by the Company prior to the death of the person giving it. Thereafter, the transferee shall have all of the rights, privileges and obligations which would attach thereunder to the Participant. If a privilege of the Option depends on the life, Service or other status of the Participant, such privilege of the Option for the transferee shall continue to depend upon the life, Service or other status of the Participant. The Committee shall have full and exclusive authority to interpret and apply the provisions of the Plan to transferees to the extent not specifically addressed herein.

(b)         The Company's obligation to deliver Shares with respect to an Option shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Option Holder to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of applicable federal, state or local law. It may be provided that any such representation shall become inoperative upon a registration of the Shares or upon the occurrence of any other event eliminating the necessity of such representation. The Company shall not be required to deliver any Shares under this Plan prior to:

(i)         the admission of such Shares to listing on any stock exchange or trading on any automated quotation system on which the Shares may then be listed or traded; or

(ii)         the completion of such registration or other qualification under any state or federal law, rule or regulation as the Committee shall determine to be necessary or advisable.

(c)         An Option Holder may designate a Beneficiary to receive any Options that may be exercised after his or her death. Such designation and any change or revocation of such designation shall be made in writing in the form and manner prescribed by the Committee. In the event that the designated Beneficiary dies prior to the Option Holder, or in the event that no Beneficiary has been designated, any Options that may be exercised following the Option Holder's death shall be transferred to the Option Holder's estate. If the Option Holder and his or her Beneficiary shall die in circumstances that cause the Committee, in its discretion, to be uncertain which shall have been the first to die, the Option Holder shall be deemed to have survived the Beneficiary.

(d)         No option may be held in a margin account of the Option Holder.

Section 5.9         Prohibition Against Option Repricing.

Except as provided in Section 8.3 of this Plan and notwithstanding any other provision of this Plan, neither the Committee nor the Board shall have the right or authority following the grant of an Option pursuant to this Plan to amend or modify the Exercise Price of any such Option (including by cash buyouts, option exchanges, and certain voluntary surrender of underwater options where Shares surrendered may subsequently be re-granted), or to cancel the Option at a time when the Exercise Price is greater than the Fair Market Value of the Shares in exchange for another Option or Award. Any action that would be deemed to constitute a repricing under applicable stock exchange rules may not be undertaken without prior shareholder approval.

ARTICLE VI
RESTRICTED STOCK AWARDS

Section 6.1         In General.

(a)         Each Restricted Stock Award shall be evidenced by an Award Agreement which shall specify:

(i)         the number of Shares of Restricted Stock or Restricted Stock Units covered by the Restricted Stock Award;

(ii)         the amount, if any, which the Participant shall be required to pay to the Company in consideration for the issuance of such Restricted Stock or Restricted Stock Units;

(iii)         the date of grant of the Restricted Stock Award;

(iv)         the Period of Restriction for the Restricted Stock Award and the conditions which must be satisfied in order for the Period of Restriction to end and the Vesting Date to occur;

(v)         as to Awards of Restricted Stock, the rights of the Participant with respect to dividends, voting rights and other rights and preferences associated with such Shares; and

(vi)         as to Awards of Restricted Stock Units, the rights of the Participant with respect to attributes of the Restricted Stock Units which are the equivalent of dividends and other rights and preferences associated with such Units.

Restricted Stock Awards may contain such other terms and conditions not inconsistent with this Plan as the Committee may, in its discretion, prescribe.

Restricted Stock Units shall be settled (paid) at such time as is specified in the Restricted Stock Unit Award. Unless otherwise specified in the Award, when and if Restricted Stock Units become payable, a Participant having received the grant of such units shall be entitled to receive payment from the Company in cash, Shares or a combination thereof, as determined by the Committee in its sole discretion.

As to Awards of Restricted Stock Units, the terms of the Award shall either (i) not result in the Restricted Stock Units being subject to Section 409A (i.e., no deferral of compensation), or (ii) if there are deferral provisions (i.e., a deferral of compensation), then such deferral provisions shall comply with Section 409A.

(b)         All Awards of Restricted Stock shall be in the form of issued and outstanding Shares that shall be registered in the name of the Participant, subject to written transfer restriction instructions issued to the Company’s stock transfer agent, together with an irrevocable stock power executed by the Participant in favor of and held by the Committee or its designee, pending the vesting or forfeiture of the Restricted Stock Award. The Shares shall at all times prior to the applicable Vesting Date be subject to the following restriction, communicated in writing to the Company’s stock transfer agent:

These shares of common stock are subject to the terms of an Award Agreement between FS Bancorp, Inc. and [Name of Participant] dated [Award Date] made pursuant to the terms of the FS Bancorp, Inc. 2026 Equity Incentive Plan, copies of which are on file at the executive offices of FS Bancorp, Inc. and may not be sold, encumbered, hypothecated or otherwise transferred, except in accordance with the terms of such Plan and Award Agreement.

or such other restrictive communication or legend as the Committee, in its discretion, may specify.

(c)         Unless otherwise set forth in the Award Agreement, a Restricted Stock Award by its terms shall not be transferable by the Participant other than by will or by the laws of descent and distribution, or pursuant to the terms of a Domestic Relations Order; provided, however, that a Participant may, at any time at or after the grant of a Restricted Stock Award under the Plan, apply to the Committee for approval to transfer all or any portion of such Restricted Stock Award which is then unvested to such Participant’s Family Member. The Committee may approve or withhold approval of such transfer in its sole and absolute discretion. If such transfer is approved, it shall be effected by written notice to the Company given in such form and manner as the Committee may prescribe and actually received by the Company prior to the death of the person giving it. Thereafter, the transferee shall have, with respect to such Restricted Stock Award, all of the rights, privileges and obligations which would attach thereunder to the Participant. If a privilege of the Restricted Stock Award depends on the life, Service or other status of the Participant, such privilege of the Restricted Stock Award for the transferee shall continue to depend upon the life, Service or other status of the Participant. The Committee shall have full and exclusive authority to interpret and apply the provisions of this Plan to transferees to the extent not specifically addressed herein.

Section 6.2         Vesting Date.

(a)         Subject to any restrictions set forth in the Plan:

(i)         the Period of Restriction and Vesting Date for the Shares to which the Restricted Stock Award relates shall be determined by the Committee and specified in the Award Agreement; and

(ii)         notwithstanding Section 6.2(a)(i), no more than 15,750 Shares may be awarded, in total and over the life of the Plan, whether pursuant to an Option or a Restricted Stock Award, with a Vesting Date that is earlier than the first anniversary of the date the Award is granted.

(b)         Unless otherwise determined by the Committee or specified in the Award Agreement:

(i)         if the Participant experiences a Termination of Service prior to the Vesting Date for any reason other than death, Disability or a Change in Control, any unvested Shares shall be forfeited without consideration;

(ii)         if the Participant experiences a Termination of Service prior to the Vesting Date on account of death or Disability, the Vesting Date shall be accelerated to the date of Termination of Service (and with respect to any performance-based vesting conditions, it shall be assumed that all such conditions were met at 100% of the performance target); and

(iii)         notwithstanding Section 6.2(a), if a Change in Control occurs prior to the Vesting Date of a Restricted Stock Award that is outstanding on the date of the Change in Control, and the Participant experiences an Involuntary Separation from Service other than a Termination for Cause during the 365-day period following the date of such Change in Control, then the Vesting Date for any non-vested Restricted Stock Award shall be accelerated to the date of the Participant’s Involuntary Separation from Service (and with respect to any performance-based vesting conditions, it shall be assumed that all such conditions were met at 100% of the performance target). Notwithstanding the preceding sentence, if at the effective time of the Change in Control the successor to the Company’s business and/or assets does not either assume the outstanding Restricted Stock Award or replace the outstanding Restricted Stock Award with an award that is determined by the Committee to be at least equivalent in value to such outstanding Restricted Stock Award on the date of the Change in Control, then the Vesting Date of such outstanding Restricted Stock Award shall be accelerated to the earliest date of the Change in Control.

Section 6.3         Dividend Rights.

Unless otherwise specified in the Award Agreement, any dividends or distributions (with respect to Restricted Stock) or dividend equivalent amounts (with respect to Restricted Stock Units) (collectively referred to herein as “Dividends”) declared and paid with respect to Shares subject to a Restricted Stock Award, whether or not in cash, shall be held by the Company on behalf of the Participant. If the Participant becomes vested in his or her Shares that are subject to the Restricted Stock Award, then the Company shall pay the Dividends related to those Shares to the Participant or his or her Beneficiary in a lump sum, without interest, no later than thirty (30) days following the Vesting Date of those Shares (except if Restricted Stock Units are subject to a deferral agreement, in which case payment of dividend equivalent amounts related to the underlying Share(s) shall be delayed until when payments are made with respect to such Share(s), with payment occurring at such time and in such manner as provided for in the deferral agreement). The Committee may pay amounts due under this Section 6.3 in cash, Shares, Restricted Stock Units (if Restricted Stock Units are subject to a deferral agreement), or a combination thereof, in its discretion. If Restricted Stock Units are subject to a deferral agreement, then each dividend equivalent amount during the deferral period shall be converted into Restricted Stock Units, to be paid at such time and in such manner as provided for in the deferral agreement (determined by reference to the Shares to which the dividend equivalent amounts relate). The Participant and his or her Beneficiaries heirs, successors or assigns shall have no legal or equitable rights, interests or claims in any property or assets of the Company or an Affiliate with respect to held Dividends, and such Dividends shall, until paid, remain general, unpledged and unrestricted assets of the Company. The Company’s obligation under the Plan with respect to held Dividends shall be merely of an unfunded and unsecured promise to pay money in the future.

Section 6.4         Voting Rights.

(a)         Unless otherwise specified in the Award Agreement, a Participant who is awarded Shares of Restricted Stock hereunder may exercise full voting rights with respect to those Shares, including during the Period of Restriction.

(b)         A Participant shall have no voting rights with respect to the Shares underlying Restricted Stock Units unless and until such Shares are issued to the Participant in settlement of the Restricted Stock Units.

Section 6.5         Designation of Beneficiary.

A Participant who has received a Restricted Stock Award may designate a Beneficiary to receive any unvested Restricted Stock or Shares distributed in satisfaction of any unvested Restricted Stock Units that become vested on the date of the Participant’s death. Such designation (and any change or revocation of such designation) shall be made in writing in the form and manner prescribed by the Committee. In the event that the Beneficiary designated by a Participant dies prior to the Participant, or in the event that no Beneficiary has been designated, any vested Shares that become available for distribution on the Participant’s death shall be paid to the executor or administrator of the Participant’s estate.

Section 6.6         Manner of Distribution of Awards.

The Company's obligation to deliver Shares with respect to a Restricted Stock Award shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Participant or Beneficiary to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of applicable federal, state or local law. It may be provided that any such representation shall become inoperative upon a registration of the Shares or upon the occurrence of any other event eliminating the necessity of such representation. The Company shall not be required to deliver any Shares under this Plan prior to (i) the admission of such Shares to listing on any stock exchange or trading on any automated quotation system on which Shares may then be listed or traded, or (ii) the completion of such registration or other qualification under any state or federal law, rule or regulation as the Committee shall determine to be necessary or advisable.

ARTICLE VII
ADDITIONAL TAX PROVISION

The Company shall have the power and the right to deduct or withhold, or require a Person to remit to the Company, an amount sufficient to satisfy Federal, state and local taxes (including the Participant’s federal employment obligation under the Federal Insurance Contributions Act, or FICA) as required by law (without obligation to optimize tax results for the Participant) with respect to any grant, exercise or payment made under or as a result of the Plan. In this regard, where any Person is entitled to receive Shares, the Company shall have the right to require such Person to pay to the Company the amount of any tax which the Company is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of Shares to cover the amount to be withheld, provided, however, that (a) no Shares are withheld with a value exceeding the maximum amount of tax that may be required to be withheld by law (or such other amount as may be permitted while still avoiding classification of the Award as a liability for financial accounting purposes), and (b) with respect to an Award held by any Participant who is subject to the filing requirements of Section 16 of the Exchange Act, any such share withholding must be specifically approved by the Compensation Committee as the applicable method that must be used to satisfy the tax withholding obligation or such share withholding procedure must otherwise satisfy the requirements for an exempt transaction under Section 16(b) of the Exchange Act.

ARTICLE VIII
AMENDMENT AND TERMINATION

Section 8.1         Termination.

The Board may suspend or terminate this Plan in whole or in part at any time prior to the tenth anniversary of the Effective Date by giving written notice of such suspension or termination to the Committee. Unless sooner terminated, this Plan shall terminate automatically on the tenth anniversary of the Effective Date. In the event of any suspension or termination of the Plan, all Awards previously granted under this Plan that are outstanding on the date of such suspension or termination of the Plan shall remain outstanding and exercisable for the period and on the terms and conditions set forth in the Award Agreements evidencing such Awards.

Section 8.2         Amendment.

The Board may amend or revise this Plan in whole or in part at any time; provided, however, that, to the extent required to comply with Section 409A, or the corporate governance standards imposed under the listing or trading requirements imposed by any National Exchange or automated quotation system on which the Company lists or seeks to list or trade Shares, no such amendment or revision shall be effective if it amends a material term of this Plan unless approved by the holders of a majority of the votes cast on a proposal to approve such amendment or revision

Section 8.3         Adjustments in the Event of Business Reorganization.

In the event any recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, exchange of Shares or other securities, stock dividend or other special and nonrecurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or other similar corporate transaction or event, affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under this Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of:

(a)         the number and kind of securities deemed to be available thereafter for grants of Awards in the aggregate to all Participants;

(b)         the number and kind of securities that may be delivered or deliverable in respect of outstanding Awards; and

(c)         the Exercise Price of Options.

In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including, without limitation, cancellation of Awards in exchange for the in-the-money value, if any, of the vested portion thereof, or substitution of Awards using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Affiliate or the financial statements of the Company or any Affiliate, or in response to changes in applicable laws, regulations, or accounting principles.

ARTICLE IX
MISCELLANEOUS

Section 9.1         Status as an Employee Benefit Plan.

This Plan is not intended to satisfy the requirements for qualification under Section 401(a) of the Code or to satisfy the definitional requirements for an “employee benefit plan” under Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended. It is intended to be a non-qualified incentive compensation program that is exempt from the regulatory requirements of the Employee Retirement Income Security Act of 1974, as amended. This Plan shall be construed and administered so as to effectuate this intent.

Section 9.2         No Right to Continued Service.

Neither the establishment of this Plan nor any provisions of this Plan nor any action of the Board or Committee with respect to this Plan shall be held or construed to confer upon any Participant any right to a continuation of his or her position as a Director or an Employee. The Company reserves the right to remove any participating member of the Board or dismiss any Participant or otherwise deal with any Participant to the same extent as though this Plan had not been adopted.

Section 9.3         Construction of Language.

Whenever appropriate in this Plan, words used in the singular may be read in the plural, words used in the plural may be read in the singular, and words importing the masculine gender may be read as referring equally to the feminine or the neuter. Any reference to an Article or Section number shall refer to an Article or Section of this Plan unless otherwise indicated.

Section 9.4         Severability.

In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

Section 9.5         Governing Law.

This Plan shall be construed, administered and enforced according to the laws of the State of Washington without giving effect to the conflict of laws principles thereof. The federal and state courts located in the County or contiguous counties in which the Company’s headquarters are located shall have exclusive jurisdiction over any claim, action, complaint or lawsuit brought under the terms of the Plan. By accepting any Award granted under this Plan, the Participant, and any other person claiming any rights under the Plan, agrees to submit himself or herself, and any such legal action as he or she shall bring under the Plan, to the sole jurisdiction of such courts for the adjudication and resolution of any such disputes.

Section 9.6         Headings.

The headings of Articles and Sections are included solely for convenience of reference. If there is any conflict between such headings and the text of this Plan, the text shall control.

Section 9.7         Non-Alienation of Benefits.

The right to receive a benefit under this Plan shall not be subject in any manner to anticipation, alienation or assignment, nor shall such right be liable for or subject to debts, contracts, liabilities, engagements or torts.

Section 9.8         Notices.

Any communication required or permitted to be given under this Plan, including any notice, direction, designation, comment, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally or three days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below, or at such other address as one such party may by written notice specify to the other party:

(a)	If to the Committee:

FS Bancorp, Inc.

6920 220th Street, SW

Mountlake Terrace, Washington 98043
Attention: Corporate Secretary

(b)	If to a Participant, to such person’s address as shown in the Company’s records.

Section 9.9         Approval of Shareholders.

This Plan shall be subject to approval by the Company’s shareholders within twelve months after the date the Board adopts the Plan.

Section 9.10         Clawback.

All Awards (whether vested or unvested) shall be subject to such clawback (recovery) as may be required to be made pursuant to law, rule, regulation or stock exchange listing requirement or any policy of the Company adopted pursuant to any such law, rule, regulation or stock exchange listing requirement.

Section 9.11         Taxes; Compliance with Section 409A.

The tax treatment of the benefits provided under this Plan or any Award (or the associated tax consequences associated with any Award) is not warranted or guaranteed. Nor is the Company obligated to act in any manner that results in optimal tax treatment for any Participant, including but not limited to income or FICA taxation. Neither the Company, its Affiliates nor their respective directors, officers, employees or advisers (other than in their individual capacity as a Participant) shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or other taxpayer as a result of the Plan or any Award. It also is intended that the payments and benefits provided under this Plan and any Award shall either be exempt from the application of, or comply with, the requirements of Section 409A.  This Plan and all Award Agreements shall be construed in a manner that effects such intent.   With respect to any amount payable under an Award that constitutes a deferral of compensation within the meaning of Section 409A, the Plan is intended to comply with Section 409A, and the Plan shall be administered, construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereunder is subject to Section 409A, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A, except as otherwise determined by the Committee. In the case of amounts not intended to be deferrals of compensation subject to Section 409A, payment or settlement of amounts under such Awards shall occur not later than March 15 of the year following the year in which the Participant has a legally-binding right to payment or settlement (or such later time as permitted under Section 409A that does not cause the amount to be considered a deferral of compensation for purposes of Section 409A, or at such other time that complies with Section 409A). In the case of amounts intended to be deferrals of compensation subject to Section 409A, if the amount is subject to a deferral election by the Participant, the initial deferral election shall be made and become irrevocable no later than December 31 of the year immediately preceding the year in which the Participant first performs services related to such compensation, provided that the timing of such initial deferral election may be later as provided in Section 409A with respect to initial participation in the Plan and for “performance-based compensation” as defined under Section 409A. If an amount that is subject to Section 409A becomes payable under an Award as a result of the Participant's “separation from service” (as defined under Section 409A) other than due to death, and the Participant is a “specified employee” (as defined under Section 409A), then payment of such amount shall not occur until six (6) months and a day after the date of Participant’s “separation from service” except as permitted under Section 409A.

FS BANCORP, INC.

Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945

Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week

You may vote by Internet or telephone, or by completing and returning this proxy card. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET/MOBILE – www.proxypush.com/FSBW
Use the Internet to vote your proxy until 11:59 p.m. (CT) on May 20, 2026.
Scan the code below for mobile voting.

PHONE – 1-866-883-3382
Use a touch-tone telephone to vote your proxy until 11:59 p.m. (CT) on May 20, 2026.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back this Proxy Card.

2026 Annual Meeting Proxy Card

Using a black ink pen, mark your votes with an X as shown in this example. ☒

Please do not write outside the designated area.

If voting by mail, sign, detach and return the bottom portion in the envelope provided.

Please detach here

PROXALS – The Board of Directors recommends a vote FOR all the nominees listed, FOR proposals 2, 3 and 4.

1. Election of directors to serve for the terms indicated.

Three-year term:
01 Terri L. Degner 02 Mike Mansfield

☐ Vote FOR all nominees (except as marked) ☐ Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any individual nominee, write the number of the nominee in the box provided to the right.)

2. Advisory (non-binding) approval of the compensation of our named executive officers as disclosed in the proxy statement.	☐ For	☐ Against	☐ Abstain
3. Adoption of the FS Bancorp, Inc. 2026 Equity Incentive Plan.	☐ For	☐ Against	☐ Abstain
4. Ratification of the Audit Committee's appointment of Baker Tilly US, LLP as the independent registered public accounting firm for FS Bancorp, Inc. for 2026.	☐ For	☐ Against	☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

Address Change? Mark box, sign, and indicate changes below: ☐

Date ____________________

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

FS BANCORP, INC.

ANNUAL MEETING OF SHAREHOLDERS

Thursday, May 21, 2026
2:00 p.m., Local Time

1st Security Bank Administrative Office
6920 220th Street S.W.
Mountlake Terrace, Washington

Our proxy statement and 2025 Annual Report to Shareholders are available free of charge at http://investorrelations.fsbwa.com/annual-report.

FS BANCORP, INC. Revocable Proxy

This proxy is solicited by the Board of Directors for use at the annual meeting of shareholders to be held on Thursday, May 21, 2026.

The above-signed hereby appoints the official Proxy Committee of the Board of Directors of FS Bancorp, Inc. ("FS Bancorp") with full powers of substitution, as attorneys and proxies for the above-signed, to vote all shares of common stock of FS Bancorp which the above-signed is entitled to vote at the annual meeting of shareholders, to be held at the 1st Security Bank of Washington Administrative Office, located at 6920 220th Street SW, Mountlake Terrace, Washington, on Thursday, May 21, 2026, at 2:00 p.m., local time, and at any and all adjournments thereof, as indicated.

This proxy will be voted as directed but if no instructions are specified, this proxy will be voted FOR the election of our director nominees, FOR Proposals 2, 3 and 4. If any other business is presented at the annual meeting, this proxy will be voted by the proxies named above in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the annual meeting. This proxy also confers discretionary authority to the proxies named above to vote with respect to the election of any person as director where the nominees are unable to serve or for good cause will not serve, matters incident to the conduct of the annual meeting and such other business as may properly come before the meeting.

Should the above-signed be present and elect to vote at the annual meeting or at any adjournment thereof and after notification of the Secretary of FS Bancorp at the annual meeting of the shareholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

The above-signed acknowledges receipt from FS Bancorp prior to the execution of this proxy of the Important Notice Regarding the Availability of Proxy Materials for the Shareholders' Meeting to Be Held on May 21, 2026, a proxy statement dated on or about April 6, 2026 and the 2025 Annual Report to Shareholders.

(Items to be voted appear on reverse side)

Please sign, date and mail
your proxy card in the envelope provided
as soon as possible.

FS BANCORP, INC.

Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945

Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week

You may vote by Internet or telephone, or by completing and returning this vote authorization form. Your Internet or telephone vote authorizes the Plan Trustee or Administrator to vote your shares in the same manner as if you marked, signed and returned your vote authorization form.

INTERNET/MOBILE – www.proxypush.com/FSBW
Use the Internet to vote your vote authorization form until 11:59 p.m. (CT) on May 18, 2026.
Scan the code below for mobile voting.

PHONE – 1-866-883-3382
Use a touch-tone telephone to vote your vote authorization form until 11:59 p.m. (CT) on May 18, 2026.

MAIL – Mark, sign and date your vote authorization form and return it in the postage-paid envelope provided.

If you vote by Internet or by telephone, you do NOT need to mail back your Vote Authorization Form.

2026 Annual Meeting Vote Authorization Form

Using a black ink pen, mark your votes with an X as shown in this example. ☒

Please do not write outside the designated area.

If voting by mail, sign, detach and return the bottom portion in the envelope provided.

Please detach here

PROPOSALS – The Board of Directors recommends a vote FOR all the nominees listed, FOR proposals 2, 3 and 4.

1. Election of directors to serve for the terms indicated.

   Three-year term:
   01 Terri L. Degner 02 Mike Mansfield

   ☐ Vote FOR all nominees (except as marked) ☐ Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any individual nominee, write the number of the nominee in the box provided to the right.)

3. Adoption of the FS Bancorp, Inc. 2026 Equity Incentive Plan. ☐ For ☐ Against ☐ Abstain

4. Ratification of the Audit Committee's appointment of Baker Tilly US, LLP as the independent registered public accounting firm for FS Bancorp, Inc. for 2026. ☐ For ☐ Against ☐ Abstain

THIS VOTE AUTHORIZATION FORM WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, SHARES HELD IN THE FS BANCORP, INC. NONQUALIFIED 2022 STOCK PURCHASE PLAN WILL NOT BE VOTED AND SHARES HELD IN THE 1ST SECURITY BANK 401(K) PLAN WILL BE VOTED IN PROPORTION TO VOTES RECEIVED FROM OTHER PARTICIPANTS.

Address Change? Mark box, sign, and indicate changes below: ☐

Date ______________________

Signature in Box

Please sign exactly as your name appears on Vote Authorization Form.

FS BANCORP, INC.

ANNUAL MEETING OF SHAREHOLDERS

Thursday, May 21, 2026
2:00 p.m., Local Time

1st Security Bank Administrative Office
6920 220th Street S.W.
Mountlake Terrace, Washington

FS BANCORP, INC. Vote Authorization Form

This proxy is solicited by the Board of Directors for use at the annual meeting of shareholders to be held on Thursday, May 21, 2026.

The above-signed, a participant in either the FS Bancorp, Inc. Nonqualified 2022 Stock Purchase Plan ("ESPP") or the 1st Security Bank of Washington 401(k) Plan ("401(k) Plan"), hereby directs the Plan Administrator/Plan Trustee to vote all shares of FS Bancorp, Inc. allocated to the above-signed's account in the Plan as of March 21, 2026 which the above-signed is entitled to vote at the annual meeting of shareholders, to be held at the 1st Security Bank of Washington Administrative Office, located at 6920 220th Street SW, Mountlake Terrace, Washington, on Thursday, May 21, 2026, at 2:00 p.m., local time, and at any and all adjournments thereof, as indicated.

This Vote Authorization Form will be voted as directed but if no instructions are specified, the ESPP Plan Administrator will not vote the shares and the 401(k) Plan Trustee will vote the shares in proportion to votes received from other participants. The Board of Directors recommends that you vote FOR the election of our director nominees, and FOR Proposals 2, 3 and 4. This Vote Authorization Form also confers discretionary authority to the Plan Administrator/Plan Trustee to vote with respect to the election of any person as director where the nominees are unable to serve or for good cause will not serve, matters incident to the conduct of the annual meeting and such other business as may properly come before the meeting.

The above-signed acknowledges receipt from FS Bancorp prior to the execution of this Vote Authorization Form of the Important Notice Regarding the Availability of Proxy Materials for the Shareholders' Meeting to Be Held on May 21, 2026, a proxy statement dated on or about April 6, 2026 and the 2025 Annual Report to Shareholders.

(Items to be voted appear on reverse side)

Please sign, date and mail your Vote Authorization Form
in the envelope provided as soon as possible.
Vote authorization forms must be received by May 18, 2026.